Exhibit 3.36
AGREEMENT OF LIMITED PARTNERSHIP
OF
BARTOW HEALTHCARE SYSTEM LTD.
     The undersigned parties, being all of the partners (the “Partners”) of Bartow Healthcare System Ltd. (the “Partnership”), a Florida limited partnership, hereby form the Partnership pursuant to the provisions of the Florida Uniform Limited Partnerships Act (the “Act”), and hereby agree that the ownership interests in the Partnership (“Percentage ownership”) and the capital contributions of the Partners are as follows:

Name and Address	Percentage Ownership	Initial Contribution
SOLE GENERAL PARTNER:
Bartow General Partner, LLC 103 Powell Court Suite 200 Brentwood, TN 37027	90%	The assets contributed to the Partnership by the General Partner, as set forth in a Contribution Agreement, effective as of the Effective Time (as defined therein), between the Partners and the Partnership.

SOLE LIMITED PARTNER: Bartow Memorial Limited Partner, LLC 103 Powell Court Suite 200 Brentwood, TN 37027	10%	The assets contributed to the Partnership by the Limited Partner, as set forth in a Contribution Agreement, effective as of the Effective Time (as defined therein), between the Partners and the Partnership.
     Neither Partner shall be required to make any additional contributions of capital to the Partnership, although the Partners may from time to time agree to make additional contributions to the Partnership.
     The Partnership may engage in any lawful business permitted by the Act, including without limitation, acquiring, constructing, developing, owning, operating, selling, leasing, financing and otherwise dealing with real property and healthcare businesses.
     The address of the registered office of the Partnership in the State of Florida is 1200 South Pine Island Road, Plantation, Florida 33324 and the name and address of the registered agent for service of process on the Partnership in the State of Florida is C T Corporation System, 1200 South Pine Island Road, Plantation, Florida 33324.

     The Partnership shall be terminated and dissolved upon the mutual agreement of the Partners.
     Prior to the dissolution of the Partnership, no Partner shall have the right to receive any distributions or return of its capital contribution.
     All distributions and all allocations of income, gains, losses and credits shall be made in accordance with the Percentage Ownership of each Partner, as specified in this Agreement of Limited Partnership (the “Partnership Agreement”).
     The General Partner of the Partnership shall have the exclusive right and full power and authority to manage, control, conduct and operate the business of the Partnership and may take any and all action, including, but not limited to, the disposition of any or all of the Partnership’s assets, without the consent of the Limited Partner. The General Partner shall maintain all books and records required by the Act to be maintained at the Partnership’s principal place of business. The General Partner shall make available to the Limited Partner such books and records of the Partnership as are required pursuant to the Act. The General Partner shall have the right to designate a different registered agent and/or registered office for the Partnership by complying with any requirements pursuant to the Act.
     The Partnership shall indemnify and hold harmless the General Partner, and its partners, managers, members, employees, agents and representatives and the shareholders, officers, directors, members, employees, agents and representatives of its partners to the fullest extent permitted by the Act.
     Neither the General Partner nor the Limited Partner shall be permitted to withdraw from the Partnership or transfer, assign, or pledge its interest in the Partnership without the prior written consent of the other Partner, which consent may be withheld in such Partners’ sole discretion.
     The Partnership is hereby authorized to engage in any merger or consolidating transaction with any limited partnership or other business entity as provided in Section 17-211 of the Act. Any such merger or consolidation transaction may be approved solely by the General Partner and does not require the consent of the Limited Partner. If the Partnership is the surviving or resulting limited partnership in any merger or consolidation, the Partnership Agreement may be amended and/or restated in connection with the agreement of merger or consolidation.
     The Partnership Agreement may be amended in whole or in part at the sole discretion of the General Partner without the approval of the Limited Partner. The General Partner may, in its sole and absolute discretion, admit additional or substitute general or limited partners and reallocate the Percent Ownership.
     The Partners hereby agree that all other terms of the Partnership be controlled and interpreted in accordance with the Act.

EXECUTED on July 15, 2005, but effective as of April 1, 2005.

SOLE GENERAL PARTNER BARTOW GENERAL PARTNER, LLC
By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp

SOLE GENERAL PARTNER BARTOW MEMORIAL LIMITED PARTNER, LLC
By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp
Assistant Secretary

AMENDMENT NO. 2 TO
AMENDED AND RESTATED LIMITED
PARTNERSHIP AGREEMENT
OF
BARTOW HEALTHCARE SYSTEM, LTD
          Amendment No. 2 to Amended and Restated Limited Partnership Agreement of Bartow Healthcare System, Ltd., effective as of April  ___, 2005 (this “Amendment”).
          WHEREAS, Bartow General Partner, LLC, as the General Partner (the “General Partner”), and Bartow Memorial Limited Partner, LLC, as the Limited Partner (the “Limited Partner”) are parties to that certain Limited Partnership Agreement, dated as of August 19, 1996 (the “Amended and Restated Partnership Agreement”); and
          WHEREAS, the General Partner and the Limited Partner now desire to amend certain provisions of the Amended and Restated Partnership Agreement as more fully described herein.
          NOW, THEREFORE, the Amended and Restated Partnership Agreement is hereby amended as follows:
          1. The Amended and Restated Partnership Agreement shall be amended by adding new Section 18.16 thereto, which shall read as follows:
          “Certificates of Partnership Interests. All Partnership interests in the Partnership shall be represented by certificate(s) issued by the Partnership, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Florida Uniform Commercial Code and shall be governed by Article 8 of the Florida Uniform Commercial Code.”
          2. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida.
          3. Except as amended hereby, the Amended and Restated Partnership Agreement shall remain in full force and effect.
          4.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

          IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

BARTOW GENERAL PARTNER, LLC, as General Partner
By:	/s/ William F. Carpenter III
	Name:	William F. Carpenter III
	Title:	Executive Vice President, and Secretary

BARTOW MEMORIAL LIMITED PARTNER, LLC, as Limited Partner
By:	/s/ William F. Carpenter III
	Name:	William F. Carpenter III
	Title:	Executive Vice President, and Secretary

Signature Page to Amendment No. 2 to LP Agreement
of Bartow Healthcare System, Ltd.

AMENDMENT NO. 2 TO
AMENDED AND RESTATED LIMITED
PARTNERSHIP AGREEMENT
OF
BARTOW HEALTHCARE SYSTEM, LTD
          Amendment No. 2 to Amended and Restated Limited Partnership Agreement of Bartow Healthcare System, Ltd., effective as of April 15, 2005 (this “Amendment”).
          WHEREAS, Bartow General Partner, LLC, as the General Partner (the “General Partner”), and Bartow Memorial Limited Partner, LLC, as the Limited Partner (the “Limited Partner”) are parties to that certain Limited Partnership Agreement, dated as of August 19, 1996 (the “Amended and Restated Partnership Agreement”); and
          WHEREAS, the General Partner and the Limited Partner now desire to amend certain provisions of the Amended and Restated Partnership Agreement as more fully described herein.
          NOW, THEREFORE, the Amended and Restated Partnership Agreement is hereby amended as follows:
          1. The Amended and Restated Partnership Agreement shall be amended by adding new Section 18.16 thereto, which shall read as follows:
     “Certificates of Partnership Interests. All Partnership interests in the Partnership shall be represented by certificate(s) issued by the Partnership, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Florida Uniform Commercial Code and shall be governed by Article 8 of the Florida Uniform Commercial Code.”
          2. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida.
          3. Except as amended hereby, the Amended and Restated Partnership Agreement shall remain in full force and effect.
          4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

          IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

BARTOW GENERAL PARTNER, LLC, as General Partner
By:	/s/ William F. Carpenter III
	Name:	William F. Carpenter III
	Title:	Executive Vice President, and Secretary

BARTOW MEMORIAL LIMITED PARTNER, LLC, as Limited Partner
By:	William F. Carpenter III
	Name:	William F. Carpenter III
	Title:	Executive Vice President, and Secretary

Signature Page to Amendment No. 2 to LP Agreement
of Bartow Healthcare System, Ltd.

AMENDMENT NO. 1
TO
AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
WITNESSETH
     WHEREAS, Bartow Healthcare Partner, Inc., as the General Partner (the “General Partner”), and Bartow Memorial Hospital, Inc., as the Limited Partner (“BMH”), are parties to that certain Amended and Restated Limited Partnership Agreement, dated as of August 19, 1996 (the “Amended and Restated Partnership Agreement”); and
     WHEREAS, the General Partner now desires to amend certain provisions of the Amended and Restated Partnership Agreement as more fully described herein.
     NOW, THEREFORE, the Amended and Restated Partnership Agreement is hereby amended as follows:
     1. The provisions of Subsection 8.4(f) are hereby deleted in their entirety and the words “Intentionally Omitted” are inserted in their place.
     2. The interests of BMH as a Limited Partner are hereby terminated, the admission of Bartow Memorial Limited Partner, LLC as a Substituted Limited Partner is hereby acknowledged and the Amended and Restated Partnership Agreement is hereby amended pursuant to Subsection 18.9(b) thereof to reflect these facts.
     Except as otherwise set forth herein, all other terms and provisions of the Amended and Restated Partnership Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the General Partner has duly executed and delivered this Amendment No. 1 to the Amended and Restated Limited Partnership Agreement on the day and year first above set forth.

BARTOW HEALTHCARE PARTNER, INC.
By:	/s/ William F. Carpenter III
Title: SVP

THE LIMITED PARTNERSHIP INTERESTS CREATED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OF THE SECURITIES LAWS OF THE STATE OF FLORIDA AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. EXCEPT AS SPECIFICALLY OTHERWISE PROVIDED IN THIS AGREEMENT, THE INTERESTS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL THAT SUCH TRANSFER MAY BE LEGALLY EFFECTED WITHOUT SUCH REGISTRATION. ADDITIONAL RESTRICTIONS ON TRANSFER AND SALE ARE SET FORTH IN THIS AGREEMENT.
AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
COLUMBIA/BARTOW HEALTHCARE SYSTEM, LTD.
(a Florida Limited Partnership)

1. DEFINITIONS	1
1.1. “Act”	1
1.2. “Additional Limited Partner”	1
1.3. “Adverse Terminating Event”	1
1.4. “Governing Board”	2
1.5. “Affiliate”	2
1.6. “Agreement”	2
1.7. “Approval of the Board” or “Approved by the Board”	2
1.8. “Approval of the Partners” or “ Approved by the Partners”	2
1.9. “Bankruptcy”	2
1.10. “Bartow”	2
1.11. “Bartow Affiliate”	3
1.12. “Capital Account”	3
1.13. “Capital Contribution”	3
1.14. “Category A Directors”	3
1.15. “Category B Directors”	3
1.16. “Class A Limited Partners”	3
1.17. “Class B Limited Partners”	3
1.18. “Class C Limited Partners”	3
1.19. “Code”	3
1.20. “Columbia”	3
1.21. “Columbia Affiliate”	3
1.22. “Columbia Sub”	3
1.23. “Contribution Agreement”	4
1.24. [RESERVED]	4
1.25. “General Partner”	4
1.26. “Hospital”	4
1.27. “Limited Partner”	4
1.28. “Liquidator”	4
1.29. “New Hospital”	4
1.30. “Partners”	4
1.31. “Partnership”	4
1.32. “Person”	4
1.33. “Qualified Purchaser”	4
1.34. “Sharing Percentage”	4
1.35. “Substituted Limited Partner”	5
1.36. “Syndication Expenses”	5
1.37. “Terminating Event”	5
1.38. “Treasury Regulations” or “Regulations”	5
1.39. “Units”	5

2. FORMATION OF PARTNERSHIP	5
2.1.“Formation”	5

-ii-

2.2. Name	6
2.3. Principal Office	6
2.4. Term	6
2.5. Registered Agent and Office	6

3. PURPOSES AND POWERS OF THE PARTNERSHIP; NATURE OF THE BUSINESS OF THE PARTNERSHIP	6
3.1. Purposes	6
3.2. Nature of the Business	7
3.3. Powers	7

4. CAPITAL CONTRIBUTIONS, LOANS, CAPITAL ACCOUNTS	7
4.1. Capital Contributions	7
4.2. Additional Capital Contributions	7
4.3. Capital Accounts	8
4.4. Additional Provisions Regarding Capital Accounts	10
4.5. Loans	11

5. ALLOCATIONS	11
5.1. Allocations of Income and Losses	11

6. DISTRIBUTIONS	11
6.1. Distribution of Excess Cask	11
6.2. Distributions of Cash on New Issuances of Units	12

7. BANK ACCOUNTS, BOOKS OF ACCOUNT, TAX COMPLIANCE AND FISCAL YEAR	14
7.1. Bank Accounts; Investments	14
7.2. Books and Records	15
7.3. Determination of Profit and Loss; Financial Statements	15
7.4. Tax Returns and Information	15
7.5. Tax Audits	15
7.6. Fiscal Year	15

8. RIGHTS, OBLIGATIONS AND INDEMNIFICATION OF THE GENERAL PARTNER	16
8.1. Rights of the General Partner as Manager	16
8.2. Right to Rely on General Partner	17
8.3. Specific Limitations on General Partner	18
8.4. Additional Limitations on the Authority of the General Partner	18
8.5. Management of the Partnership	19
8.6. Indemnification of the General Partner	19
8.7. Reimbursement	20
8.8. Compensation of the General Partner	20
8.9. Independent Activities	20

9. RIGHTS AND STATUS OF LIMITED PARTNERS	21

-iii-

9.1. General	21
9.2. Limitation of Liability	21
9.3. Bankruptcy; Death; Etc.	21

10. COVENANT NOT TO COMPETE/RIGHT OF FIRST REFUSAL	21
10.1. Bartow Covenant Not to Compete	21
10.2. General Partner Covenant Not to Compete	22
11. MEETINGS AND MEANS OF VOTING	23
11.1. Meetings of the Partners	23
11.2. Vote By Proxy	23
11.3. Conduct of Meeting	24
11.4. Action Without a Meeting	24
11.5. Closing of Transfer Record; Record Date	24

12. Governing Board	24
12.1. Governing Board	24
12.2. Manner of Exercise of Governing Board’s Authority	24
12.3. Meetings of the Governing Board	25
12.4. Action without a Meeting	25

13. TRANSFER OF RIGHTS AND ADDITIONAL LIMITED PARTNERS	25
13.1. Transfers by Limited Partners	25
13.2. Substituted Limited Partner	26
13.3. Basis Adjustment	27
13.4. Transfer by General Partner	27
13.5. Admission of Additional Limited Partners	27
13.6. Transfer Procedures	27
13.7. Invalid Transfer	28
13.8. Distributions and Allocations in Respect of a Transferred Ownership Interest	28
13.9. Additional Requirements of Admission to Partnership	28
13.10. Amendment to Exhibit “B”	28
13.11. Conversion to Class B Units	29

14. RIGHT TO LIQUIDATE OR PURCHASE PARTNERSHIP INTERESTS	29
14.1. General Partner’s Right of First Refusal	29
14.2. Occurrence of Terminating Event or Adverse Terminating Event	29
14.3. Payment for Partnership Interest	30
14.4. Subsequent Legislation	31
14.5. Divorce of Limited Partner	32
14.6. Federal Income Tax Treatment	32

15. DISSOLUTION	32
15.1. Causes	32
15.2. Reconstitution	33

-iv-

16. WINDING UP AND TERMINATION	33
16.1. General	33
16.2. Court Appointment of Liquidator	34
16.3. Liquidation	34
16.4. Creation of Reserves	35
16.5. Final Statement	35

17. POWER OF ATTORNEY	35
17.1. General Partner as Attorney- in- Fact	35
17.2. Nature of Special Power	35

18. MISCELLANEOUS	36
18.1. Notices	36
18.2. Governing Law	36
18.3. Attorneys’Fees	36
18.4. Successors and Assigns	36
18.5. Construction	36
18.6. Time	36
18.7. Waiver of Partition	36
18.8. Entire Agreement	37
18.9. Amendments	37
18.10. Severability	38
18.11. Gender and Number	38
18.12. Exhibits	38
18.13. Additional Documents	38
18.14. Section Headings	38
18.15. Counterparts	38

-v-

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
COLUMBIA/BARTOW HEALTHCARE SYSTEM, LTD.
(a Florida Limited Partnership)
     This Amended and Restated Limited Partnership Agreement is entered into and shall be effective as of the 19th day of August, 1996 by and between HCA of Florida, Inc.. (“Columbia Sub”), as the General Partner, and Bartow Memorial Hospital, Inc., a Florida not-for-profit corporation (“Bartow”), as the Limited Partner.
WITNESSETH:
     WHEREAS, the General Partner and the Limited Partner are parties to that certain Limited Partnership Agreement of Columbia/Bartow Healthcare System, Ltd., dated as of May 30, 1996 (the “Original Partnership Agreement”); and
     WHEREAS, the parties hereto desire to amend and restate the Original Partnership Agreement, as provided herein.
     NOW, THEREFORE, the General Partner and the Limited Partner hereby amend and restate the Original Partnership Agreement as follows:
     1. DEFINITIONS
     As used herein the following terms have the following meanings:
     1.1. “Act” means the Florida Revised Uniform Limited Partnership Act, as amended from time to time.
     1.2. “Additional Limited Partner” means a Person who is admitted into the Partnership as a Limited Partner pursuant to the terms of Section 13.5 hereof.
     1.3. “Adverse Terminating Event” means, with respect to any Class A or Class C Limited Partner (other than Columbia or any Columbia Affiliate, and other than Bartow or any Bartow Affiliate), any of the following:
          (a) The Class A or Class C Limited Partner has breached the terms and conditions of this Agreement, including, without limitation, violating the transfer restrictions set forth in Article 13. as determined in the sole reasonable discretion of the General Partner; or
          (b) The Class A or Class C Limited Partner has disrupted the affairs of the Partnership or has acted adversely to the best interests of the Partnership, as determined in the sole reasonable discretion of the General Partner.
     1.4. “Governing Board” has the meaning set forth in Section 12.1.
     1.5. “Affiliate” means, with respect to any Partner, (i) any Person that directly or indirectly controls, is controlled by, or is under common control with, a Partner, (ii) any entity of which a Partner owns 10% or more of the outstanding voting securities, (iii) any entity of which a Partner is an officer, director, or general partner, or (iv) any child, grandchild (whether through marriage, adoption or otherwise), sibling (whether through adoption or otherwise), parent or spouse of a Partner. As used in this definition of “Affiliate,” the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise.
     1.6. “Agreement” means this Amended and Restated Limited Partnership Agreement of Columbia/Bartow Healthcare System, Ltd., as from time to time amended pursuant to Section 18.9 hereof.
     1.7. “Approval of the Board’ or “Approved by the Board” means approval of not less than a majority of a quorum of Category A Directors and not less than a majority of a quorum of Category B Directors (with the amount constituting a quorum in each such category to be determined from time to time by the directors therein).
     1.8.“Approval of the Partners” or “Approved by the Partners” means the approval of both (i) the General Partner and (ii) those Limited Partners who hold more than 50% of the Sharing Percentage held by all Limited Partners at the time the proposed Partnership action is being considered for approval.
     1.9. “Bankruptcy” means, as to any Partner, the Partner’s taking or acquiescing to the taking of any action seeking relief under, or advantage of, any applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law affecting the rights or remedies of creditors generally, as in effect from time to time. For the purpose of this definition, the term “acquiescing” shall include, without limitation, the failure to file within the time specified by law, an answer or opposition to any proceeding commenced against such Partner under any such law and a failure to file, within thirty (30) days after its entry, a petition, answer or motion to vacate or to discharge any order, judgment or decree providing for any relief under any such law.
     1.10. “Bartow” means Bartow Memorial Hospital, Inc., a Florida not-for-profit corporation.
     1.11. “Bartow Affiliate” means any Affiliate of Bartow (other than a natural person).

     1.12. “Capital Account” shall have the meaning set forth in Section 4.3 below.
     1.13. “Capital Contribution” means, as to any Partner, the amount of cash or the Agreed Value (as defined in Exhibit “A” attached hereto) of all property contributed to the Partnership by the Partner, which is set forth opposite such Partner’s name on the attached Exhibit “B” under the heading “Capital Contribution.”
     1.14. “Category A Directors” means the members of the Governing Board elected or appointed from time to time by Bartow. So long as Bartow is a Limited Partner, Bartow shall be entitled to elect or appoint five (5) members to the Governing Board.
     1.15. “Category B Directors” means the members of the Governing Board elected or appointed from time to time by Columbia Sub. Columbia shall be entitled to elect or appoint five (5) members to the Governing Board.
     1.16. “Class A Limited Partners” means those Limited Partners of the Partnership who are Qualified Purchasers. Further, Columbia Sub and/or any Columbia Affiliate, and Bartow and/or any Bartow Affiliate may become a Class A Limited Partner as a subsequent transferee from a Class A Limited Partner. “Class A Limited Partner” means any one of the Class A Limited Partners.
     1.17. “Class B Limited Partners” means (i) Columbia Sub and/or any Columbia Affiliate, (ii) Bartow and/or any Bartow Affiliate, and (iii) any other Person who owns or operates a health care facility or service and is admitted as a Class B Limited Partner pursuant to Article 13 hereof. “Class B Limited Partner” means any one of the Class B Limited Partners.
     1.18. “Class C Limited Partners” means those limited partners of the Partnership who are management level employees of the Partnership or the General Partner. Further, Columbia Sub and/or any Columbia Affiliate, and Bartow and/or any Bartow Affiliate may become a Class C Limited Partner as a subsequent transferee from a Class C Limited Partner. “Class C Limited Partner” means any one of the Class C Limited Partners.
     1.19. “Code” means the Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any provision or corresponding provisions of succeeding law.
     1.20. “Columbia” means Columbia/HCA Healthcare Corporation, a Delaware corporation, and any successor in interest.
     1.21. “Columbia Affiliate” means any Affiliate of Columbia (other than a natural person).
     1.22. “Columbia Sub” means HCA of Florida, Inc., a Florida corporation and a Columbia Affiliate, and any successor thereto.

     1.23. “Contribution Agreement” means that certain Contribution Agreement dated as of August 16, 1996 between and among Bartow, Columbia Sub and the Partnership.
     1.24. [RESERVED]
     1.25. “General Partner” means Columbia Sub or any replacement general partner of the Partnership, but excluding any Person who ceases to be a general partner of the Partnership pursuant to this Agreement
     1.26. “Hospital” means Bartow Memorial Hospital, a 56-bed acute care facility located at 1239 East Main Street, Bartow, Florida, and its related health care facilities and businesses.
     1.27. “Limited Partner” means any Class A Limited Partner, any Class B Limited Partner, any Class C Limited Partner, and any Substituted Limited Partner or Additional Limited Partner, but excluding any Person who ceases to be a limited partner of the Partnership pursuant to this Agreement. “Limited Partners” means all of the Persons who are limited partners of the Partnership as defined in this Section 1.27.
     1.28. “Liquidator” means the Person who liquidates the Partnership under Article 16 hereof.
     1.29. “New Hospital” means a new general acute care hospital that is to be developed, constructed and operated by the Partnership and that is to be located along Highway 98 in Bartow, Florida, or such other site as may be Approved by the Board.
     1.30. “Partners” means the General Partner and the Limited Partners, collectively.“Partner” means any one of the Partners.
     1.31. “Partnership” means the limited partnership formed under this Agreement.
     1.32. “Person” means any individual, partnership, corporation, limited liability company, trust or other entity.
     1.33. “Qualified Purchaser” means, with respect to the Class A Units, a physician who is a member of or has made application to become a member of the medical staff of the Hospital, the New Hospital or any other health care facility subsequently acquired or developed by the Partnership (as defined in the medical staff bylaws of the Hospital, the New Hospital, or any such subsequently acquired or developed health care facility, as amended from time to time).
     1.34. “Sharing Percentage” means, as to a Partner, the percentage obtained by dividing the Units of such Partner by an amount equal to the total Units of all Partners; provided, however, if the Class A Limited Partners and the Class C Limited Partners, as a class, own more than 20% of the total Units outstanding at any time, then the-aggregate Sharing Percentage of the Class A Limited Partners and Class C Limited Partners (together as a class), shall be 20% and the Sharing Percentage of the Class B Limited Partners and the General Partner, as a class, shall be 80%. In such event, each Partner’s Sharing Percentage shall be equal to the percentage obtained by dividing the number of Units owned by such Partner by the number of Units owned by all of the Partners in the same class as such Partner (with the Class A Limited Partners and Class C Limited Partners being treated as one class and the Class B Limited Partners and the General Partner being treated as one class), multiplied by 80% with respect to such Class B Limited Partner or the General Partner and multiplied by 20% with respect to such Class A or Class C Limited Partner. The Partners hereby agree that their Sharing Percentages shall constitute their “interests in the Partnership profits” for purposes of determining their respective shares of the Partnership’s “excess nonrecourse liabilities” (within the meaning of section 1.752-3(a)(3) of the Regulations).
     1.35. “Substituted Limited Partner” means any Person admitted to the Partnership pursuant to Section 13.2.
     1.36. “Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership’s method of accounting if they were deductible expenses.
     1.37. “Terminating Event” means, with respect to any Class A or Class C Limited Partner (other than Columbia or any Columbia Affiliate and other than Bartow or any Bartow Affiliate), any of the following:
     (a) The Class A or Class C Limited Partner has died or become permanently disabled; or
     (b) The Class A or Class C Limited Partner is in Bankruptcy.
     1.38. “Treasury Regulations” or “Regulations” means the regulations, promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations or the Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute proposed, temporary or final regulations.
     1.39. “Units” means all or a certain percentage of the issued and outstanding ownership interests of the Partnership held by the Partners. “Unit” means any one of the Units. “General Partner Units”, “Class A Units”, “Class B Units” and “Class Units” means Units held by the General Partner, Class A Limited Partners, Class B Limited Partners, and Class C Limited Partners, respectively.
2. FORMATION OF PARTNERSHIP
     2.1. Formation. The Limited Partner and the General Partner formed the Partnership pursuant to the Act, and caused the Certificate of Limited Partnership to be filed in the office of the Secretary of State of the State of Florida on May 31, 1996, and have complied with all other legal requirements to form and operate the Partnership. Except as stated in this Agreement, the Act shall govern the rights and liabilities of the Partners.

     2.2. Name. The name of the Partnership is “Columbia/Bartow Healthcare System, Ltd.” and the business of the Partnership shall be conducted under the name “Columbia Bartow Memorial Hospital”, or such other name or names as may be Approved by the Partners from time to time.
     2.3. Principal Office. The principal office of the Partnership shall be located at 1239 East Main Street, Bartow, Florida 33830 or at such other place or places as the General Partner may from time to time determine.
     2.4. Term. The Partnership began on the date the General Partner filed the Certificate of Limited Partnership with the Secretary of State of the State of Florida as provided in Section 2.1 hereof, and shall continue until the date on which the Partnership is dissolved pursuant to Article 15 and thereafter, to the extent provided for by applicable law, until wound up and terminated pursuant to Article 16 hereof.
     2.5. Registered Agent and Office. The registered agent of the Partnership shall be CSC/Prentice Hall, and the registered office of the Partnership shall be located at 1201 Hayes Street, Tallahassee, Florida 32301. The registered office or the registered agent, or both, may be changed by the General Partner from time to time upon filing the statement required by the Act The Partnership shall maintain at its registered office such records as may be specified by the Act.
3. PURPOSES AND POWERS OF THE PARTNERSHIP; NATURE OF THE BUSINESS OF THE PARTNERSHIP
     3.1. Purposes. The purposes of the Partnership are (i) to manage, lease and operate the Hospital and other health care related services and businesses; (ii) to apply for and aggressively pursue a Certificate of Need to build the New Hospital; (iii) upon receipt of such Certificate of Need, to construct and equip and thereafter own and operate the New Hospital; (iv) to acquire (through asset acquisition, stock acquisition, lease or otherwise) and develop other property, both real and personal, in connection with providing health care related services, including without limitation, general acute care hospitals, specialty care hospitals, nursing homes, medical clinics, home health care agencies, health maintenance organizations, psychiatric facilities and other health care providers; (v) to enter into, from time to time, such financial arrangements as the General Partner may determine to be necessary, appropriate or advisable (including, without limitation, borrowing money and issuing evidences of indebtedness and securing the same by mortgage, deed of trust, security interest or other encumbrance upon one or more or all of the Partnership assets); (vi) to sell, assign, lease, exchange or otherwise dispose of, or refinance or additionally finance, one or more or all of the Partnership assets; (vii) to raise additional capital by issuance of additional limited partnership interests in the Partnership as provided in Section 13.5; and (viii) generally to engage in such other businesses and activities and to do any and all other acts and things that the General Partner deems necessary, appropriate or advisable from time to time in furtherance of the purposes of the Partnership as set forth in this Section 3.1 (subject to the provisions of Section 8.3 and 8.4 hereof).
     3.2. Nature of the Business. In furtherance of the purposes of the Partnership described in Section 3.1 the General Partner shall use commercially reasonable efforts to cause the Hospital to continue its practice of, and to cause the Hospital to continue its practice of, and to cause the New Hospital to engage in the practice of, (i) accepting Medicare and Medicaid patients, (ii) accepting all patients in an emergency condition in its emergency room without regard to the ability of such emergency patients to pay, and (iii) maintaining an open medical staff. The Partnership intends to operate its business in such a manner so as not to generate unrelated business income to Bartow or to any Bartow Affiliate. The General Partner will not knowingly cause the Partnership to take any action that is outside the ordinary course of the Partnership’s business and operations which will jeopardize the tax-exempt status of Bartow. The foregoing notwithstanding, the General Partner makes no representations or warranties to Bartow regarding the impact on the tax-exempt status of Bartow or the characterization of distributions that are made to Bartow hereunder as a result of the formation of the Partnership or the operation of the Hospital or the New Hospital by the Partnership.
     3.3. Powers. Subject to the limitations contained in this Agreement and in the Act, the Partnership purposes may be accomplished by the General Partner taking any action permitted under this Agreement that, in the good faith judgment of the General Partner, is customary or reasonably related to accomplishing such purposes.
4. CAPITAL CONTRIBUTIONS, LOANS, CAPITAL ACCOUNTS
     4.1. Capital Contributions.Each Partner has contributed the Capital Contribution to the capital of the Partnership that it is required to be made as of the date hereof.
     4.2. Additional Capital Contributions.
     (a) The General Partner and Bartow have each covenanted and agreed to make additional contributions to the capital of the Partnership as provided in the Contribution Agreement The General Partner and Bartow each confirm such obligations and agree to make all such capital contributions timely and in accordance with the terms and conditions of the Contribution Agreement. Upon making such required additional capital contributions, the Sharing Percentage of the General Partner and Bartow shall be adjusted as if each had acquired additional Units at a purchase price equal to the value of a Unit as of the date hereof.
     (b) If Additional Capital Contributions (herein so called) are required for any expenditure of the Partnership (other than those required to be made by the General Partner and Bartow under the Contribution Agreement) or if a Columbia Affiliate contributes a health care facility to the capital of the Partnership as provided in Section 10.2 hereof, the General Partner shall have the right to request the Partners to make Additional Capital Contributions (pro rata in accordance with each Partner’s Sharing Percentage) to the Partnership in excess of its, his or her initial Capital Contribution. If the General Partner makes such a request, no Partner shall be required to make such Additional Capital Contribution, provided that if any Partner elects not to make the Additional Capital Contribution (a “Noncontributing Partner”), the other Partners (the “Contributing Partners”) shall have the right to contribute to the Partnership the amount of cash that the Noncontributing Partner or Partners failed to contribute. The Partners shall have forty-five (45) days from the date of the General Partner’s request in which to elect to make or not make such Additional Capital Contribution and forty-five (45) days after electing to make an Additional Capital Contribution to fund such Additional Capital Contribution. In the event the Partnership needs an immediate capital infusion, the General Partner and/or any other Partners may, but are not required to, contribute all needed capital to the Partnership prior to the date on which the Partners must make a decision regarding Additional Capital Contributions and the date on which such Additional Capital Contributions are made, without affecting the ability of the other Partners to make a requested Additional Capital Contribution. Effective as of the date a Partner makes an Additional Capital Contribution, the Partners’ Sharing Percentages shall be adjusted, as follows:
Each Partner’s Sharing Percentage thereafter shall be equal to a fraction (converted to a percentage), the numerator of which is equal to such Partner’s “Base Amount” and the denominator of which is equal to the sum of the Base Amounts of all the Partners. For purposes hereof, each Partner’s “Base Amount” shall be equal to the sum of (1) the amount of cash contributed to the Partnership by such Partner in respect of the current call for capital (including amounts contributed on behalf of any Noncontributing Partner or Partners) or, in the case of the contribution of a health care facility to the capital of the Partnership by a Columbia Affiliate, the value ascribed thereto as provided in Section 10.2 hereof, plus (2) the product of (x) the Partner’s Sharing Percentage (as in effect immediately before the capital call in question) multiplied by (y) the “Value of the Partnership” as of the date of such capital call. For purposes of this Section 4.2, the “Value of the Partnership” shall mean the product of the Partnership’s “EBDITA” (hereinafter defined) for the most recently completed fiscal year multiplied by five (5), less any Partnership long term debt (including any capitalized leases and the current portion of long term debt), all as determined in accordance with generally accepted accounting principles using the accrual method of accounting applied on a basis consistent with the preceding period (using the General Partner’s current accounting policies).
Any questions with respect to accounting procedures or valuation not controlled by this Agreement shall be resolved by the independent accountants employed by the Partnership, or, if none, by accountants Approved by the Board. “EBDITA” shall mean the earnings for the Partnership before deductions for depreciation, interest, income taxes and amortization and shall exclude nonrecurring and extraordinary items. The number of Units held by each Partner shall be adjusted automatically to reflect any change in the Partners’ Sharing Percentages under this section.
     4.3. Capital Accounts. A Capital Account (herein so called) shall be established and maintained for each Partner for the full term of this Agreement in accordance with the capital accounting rules of section 1.704(b)(2)(iv) of the Regulations. Each Partner shall have only one Capital Account, regardless of the number or classes of Units or other interests in the Partnership owned by such Partner and regardless of the time or manner in which such Units or other interests were acquired by such Partner. Pursuant to the basic capital accounting rules of section 1.704-1 (b)(2)(iv) of the Regulations, the balance of each Partner’s Capital Account shall be:

          (a) Increased by the amount of money contributed by such Partner (or such Partner’s predecessor in interest) to the capital of the Partnership pursuant to this Article 4 and decreased by the amount of money distributed to such Partner (or such Partner’s predecessor in interest) pursuant to Article 6 hereof;
          (b) Increased by the fair market value of each property (determined without regard to section 7701 (g) of the Code) contributed by such Partner (or such Partner’s predecessor in interest) to the capital of the Partnership pursuant to this Article 4 (net of all liabilities secured by such property that the Partnership is considered to assume or take subject to under section 752 of the Code) and decreased by the fair market value of each property (determined without regard to section 7701 (g) of the Code) distributed to such Partner (or such Partner’s predecessor in interest) by the Partnership pursuant to Article 6 or 16 hereof (net of all liabilities secured by such property that such Partner is considered to assume or take subject to under section 752 of the Code);
          (c) Increased by the amount of each item of Partnership profit allocated to such Partner (or such Partner’s predecessor in interest) pursuant to Section 3.1 on Exhibit A hereto;
          (d) Decreased by the amount of each item of Partnership loss allocated to such Partner (or such Partner’s predecessor in interest) pursuant to Section 3.1 on Exhibit A hereto; and
          (e) Otherwise adjusted as follows:
               (i) Effective immediately prior to any “Revaluation Event” (as defined in Exhibit A hereto), the balances of all Partners’ Capital Accounts shall be adjusted to reflect the manner in which items of profit or loss, as computed for book purposes, equal to the “Unrealized Book Gain Or Loss” (as defined in Exhibit A hereto) then existing with respect to each Partnership property (to the extent not previously reflected in the Partners’ Capital Accounts) would be allocated among the Partners pursuant to Section 3.1 of Exhibit A hereto if there were a taxable disposition of such property immediately prior to such Revaluation Event for its fair market value (as determined by the General Partner taking section 7701 (g) of the Code into account);
               (ii) With respect to items of Partnership profit and loss, the balances of all the Partners’ Capital Accounts shall be adjusted solely for allocations of such items, as computed for book purposes, under Section 3.1 of Exhibit A hereto and shall not be adjusted for allocations of correlative Tax Items under Section 3.2 of Exhibit A hereto;
               (iii) Immediately before giving effect under Section 4.3(b) hereof to any adjustment attributable to the distribution of property to a Partner, the balances of all the Partners’ Capital Accounts first shall be adjusted to reflect the manner in which items of profit or loss, as computed for book purposes, equal to the Unrealized Book Gain Or Loss existing with respect to the distributed property (to the extent not previously reflected in the Partners’ Capital Accounts) would be allocated among the Partners pursuant to Section 3,1 of Exhibit A hereto if there were a taxable disposition of such property, on the date of such distribution, by the Partnership for its fair market value at the time of such distribution (as agreed to in writing by the Partners taking section 7701 (g) of the Code into account (i.e., such value shall not be agreed to be less than the amount of Nonrecourse Liabilities to which such property is subject)); and
               (iv) Upon the transfer of all or part of any Unit or other interest in the Partnership, the Capital Account of the transferor Partner, to the extent attributable to the transferred interest, shall carry over to the transferee Partner, provided, however, if the transfer causes the termination of the Partnership for federal income tax purposes under section 708(b)(1)(B) of the Code, the Capital Account that carries over to the transferee Partner shall be subject to adjustment in accordance with Section 4.3(e)(i) hereof in connection with the resulting constructive liquidation of the Partnership for federal income tax purpose;
     4.4. Additional Provisions Regarding Capital Accounts.
     (a) If a Partner pays any Partnership indebtedness or forgives any Partnership indebtedness owing to such Partner, such payment or forgiveness shall be treated as a cash contribution by that Partner to the capital of the Partnership, and the Capital Account of such Partner shall be increased by the amount so paid by such Partner.
     (b) Except as otherwise provided herein, no Partner may withdraw capital from the Partnership nor, except as required by Section 4.2(a) hereof, without the prior consent of the General Partner, may any Partner contribute capital to the Partnership. To the extent any monies which any Partner is entitled to receive pursuant to this Agreement would constitute a return of capital, each of the Partners consents to the withdrawal of such capital.
     (c) A loan by a Partner to the Partnership shall not be considered a contribution of money to the capital of the Partnership, and the balance of such Partner’s Capital Account shall not be increased by the amount so loaned. No repayment of principal or interest on any such loan, reimbursement made to a Partner with respect to advances or other payments made by such Partner on behalf of the Partnership or payments of fees to a Partner which are made by the Partnership shall be considered a return of capital or in any manner affect the balance of such Partner’s Capital Account
     (d) No Partner with a deficit balance in its Capital Account shall have any obligation to the Partnership or any other Partner to restore such deficit balance. In addition, no venturer or partner in any Partner shall have any liability to the Partnership or any other Partner for any deficit balance in such venturer’s or partner’s capital account in the Partner in which it is a partner or venturer. Furthermore, a deficit Capital Account balance of a Partner (or a capital account of a partner or venturer in a Partner) shall not be deemed to be a liability of such Partner (or of such venturer or partner in such Partner) or a Partnership asset or property. The provisions of this Section 4.4(d) shall not affect any Partner’s obligation to make capital contributions to the Partnership that are required to be made by such Partner pursuant to this Agreement.
     (e) Except as otherwise provided herein, no interest shall be paid on any capital contributed to the Partnership or the balance in any Partner’s Capital Account.

     (f) All of the provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-l(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or any of the Partners) are computed in order to comply with the Regulations, the General Partner may make such modifications, provided that such modifications are not likely to have a material effect on the amounts distributable to any Partner from the Partnership. The General Partner shall also make appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with section 1.704-1 (b) of the Regulations.
     4.5. Loans. Any Limited Partner, with the consent of the General Partner, may lend money to the Partnership. If the General Partner or, with the written consent of the General Partner, any Limited Partner makes any loan or loans to the Partnership, the amount of any such loan shall not be treated as a contribution to the capital of the Partnership but shall be a debt due from the Partnership. Any Partner’s loan to the Partnership shall be repayable out of the Partnership’s cash and shall bear interest at prevailing market rates. None of the Partners nor any of their Affiliates shall be obligated to loan money to the Partnership.
5. ALLOCATIONS
     5.1. Allocations of Income and Losses. All items of income or loss of the Partnership shall be allocated to the Partners in accordance with the provisions of Exhibit A attached hereto, which is hereby incorporated by reference for all purposes of this Agreement.
6. DISTRIBUTIONS
     6.1. Distribution of Excess Cask.
     (a) Except as may be otherwise provided in Section 16.3, or as may otherwise be prohibited or required by applicable law, the General Partner may determine in its reasonable judgment to what extent (if any) the Partnership’s cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, authorized acquisitions, capital expenditures, and a reasonable contingency reserve. If such an excess exists, the General Parmer may cause the Partnership to distribute such excess to the Partners, pro rata in accordance with their respective Sharing Percentages.
     (b) Notwithstanding the foregoing, if the General Partner or the Partnership or any Columbia Affiliate has made a claim against Bartow or any Bartow Affiliate pursuant to the Contribution Agreement and such claim has not been satisfied by Bartow or the Bartow Affiliate or waived or released by the party making the claim, the General Partner may withhold from the distribution otherwise due to Bartow or Bartow Affiliate, the General Partner’s reasonable estimate of the amount of such claim pending resolution thereof. Upon resolution of the claim, General Parmer may apply such sum against that claim or pay it to Bartow or Bartow Affiliate as is appropriate based upon the resolution of the claim. The rights and remedies set forth herein shall be in addition to (and not limitation of) any other rights and remedies General Partner, the Partnership or any Columbia Affiliates may have with respect to such claim.
     6.2. Distributions of Cash on New Issuances of Units. Except as set forth in Section 6.2(e) below, if Class A and Class C Units are issued by the Partnership pursuant to Section 13.5 below, the cash paid to the Partnership for such Units shall be distributed by the Partnership to either the Class B Limited Partners (as a class) or the current Class A and Class C Limited Partners (as a class), all as more fully set forth in this Section 6.2. Except as set forth in Section 6.2(e). the Partners agree that any such issuance and distributions constitute, and shall be reported as, a sale by the Partners receiving such cash to the newly admitted Class A or Class C Limited Partners.
     (a) In the event that, immediately prior to the issuance of the additional Units the aggregate Sharing Percentage of the Class A and Class C Limited Partners is less than 20%, the Class B Limited Partners shall be deemed to have sold to the newly admitted Class A and/or Class C Limited Partners a portion of the Units then held by the Class B Limited Partners, such portion to be determined as follows:
     (i) If the number of Units issued to the newly admitted Class A and/or Class C Limited Partners, when added to the number of Units held by the current Class A and Class C Limited Partners, does not exceed 20% of the total number of Units held by all Partners immediately prior to the issuance of the new Units, then the General Partner and the Class B Limited Partners shall be deemed to have sold to the newly admitted Class A and/or Class C Limited Partners the Units purchased by such Partners pursuant to Section 13.5. In such event, the cash paid to the Partnership by the newly admitted Class A and/or Class C Limited Partners shall be distributed to the General Partner and the Class B Limited Partners (in proportion to the number of Units held by them, including, with respect to Columbia Sub and any Columbia Affiliate that is a Class B Limited Partner, the Units held by the General Partner) and the number of Units held by the General Partner and each Class B Limited Partner shall be correspondingly reduced.
     (ii) If the number of Units issued to the newly admitted Class A and/or C Limited Partners, when added to the number of Units held by the current Class A and Class C Limited Partners exceeds 20% of the total number of Units held by all Partners, then the General Partner and all of the current Class A, Class B and Class C Limited Partners shall be deemed to have sold a portion of their Units to the newly admitted Class A and/or Class C Limited Partners, such portion being equal to the excess of the number of Units held by the General Partner and the Class B Limited Partners (including, with respect to Columbia Sub and any Columbia Affiliate that is a Class B Limited Partner, the Units held by the General Partner) immediately before the issuance of Units to the newly admitted Class A and/or Class C Limited Partners over the product of 80% multiplied by the total number of Units then held by the Partners before the issuance of the new Units. In addition, the current Class A and Class C Limited Partners shall be deemed to have sold to the newly admitted Class A and/or Class C Partners a portion of their interests in the Partnership, such portion being equal to the decrease in their

     Sharing Percentages pursuant to Section 1.33 above as a result of the admission of the new Class A and/or Class C Limited Partners.
     (iii) By way of illustration, if the Class B Limited Partners own 65 Units (22.5 Units owned by the Columbia Affiliates and 42.5 Units owned by Bartow and its Affiliates), the General Partner owns 20 Units and the current Class A and Class C Limited Partners own 15 Units and, at such time, new Class A Limited Partners are issued 10 new Class A Units, the Class B Limited Partners would be deemed to have sold 5 Units (2.5 Units from the Columbia Affiliate and 2.5 Units from Bartow and its Affiliates) to the new Class A Limited Partners (representing the reduction in their aggregate Sharing Percentage from 85% to 80%) and the old Class A and Class C Limited Partners would be deemed to have sold 20% of their interests in the Partnership (reflecting the decrease in their aggregate Sharing Percentage from 15% to 12% [(15 units divided by 25 units) x 20%]. Based upon the foregoing, 5/8 of the cash paid by the new Class A Limited Partners should be distributed by the Partnership to the Class B Limited Partners and 3/8 of the cash paid by the New Class A Limited Partners should be distributed by the Partnership to the old Class A and Class C Limited Partners.
     (b) If the old Class A and Class C Limited Partners own 20% or more of the total number of Units held by all Partners outstanding at the time new Class A or Class C Units are issued pursuant to Section 13.5. the old Class A and Class C Limited Partners shall be deemed to have sold a portion of their interests in the Partnership to the new Class A and/or Class C Limited Partners and all of the cash contributed by the new Partners shall be distributed solely to the old Class A and Class C Limited Partners.
     (c) In the event that the General Partner or a Class A, Class B or Class C Limited Partner is deemed to have sold a portion of its Units or interest in the Partnership pursuant to this Section 6.2. the new Class A and/or Class C Limited Partner shall be deemed to have acquired or assumed a corresponding portion of the Capital Accounts(s) of the General Partner or such Class A, Class B or Class C Limited Partners, and neither the General Partner’s nor the old Limited Partners’ nor the new Limited Partners’ Capital Accounts shall be increased or decreased by the amount of cash contributed to, or distributed by, the Partnership.
     (d) All sales deemed made by, and all distributions required to be made to, the General Partner and the Class B Limited Partners (as a class) or the old Class A and Class C Limited Partners (as a class) shall be apportioned among such Partners on the basis of the number of (i) the General Partner’s Units and the Class B Units or (ii) the Class A and Class Units owned by them, respectively. For purposes of determining this apportionment between the Class B Limited Partners, Units held by the General Partner shall be added to the number of Units held by Columbia Sub or any Columbia Affiliate as a Class B Limited Partner.
     (e) In lieu of treating the transactions described above in this Section 6.2 as a sale of Units by the General Partner, the Class A, Class B and/or Class C Limited

Partners, as applicable, the General Partner may elect to treat the issuance and sale of additional Units as a contribution to the Partnership of the proceeds of the sale of such additional Units, in which case the Partnership shall retain all such proceeds. In such case, each Partner shall retain all Units held by it and the Sharing Percentages of all Partners shall be adjusted appropriately in accordance with Section 1.33. If such election would cause the Class A and Class C Limited Partners to own more than 20% of all Units, then the General Partner may issue additional Class B Units to the Class B Limited Partners so that the Units held by the Class A and Class C Limited Partners equal 20% of all Units then held by all Partners. The Class B Units shall be sold at the same price as the. Class A and/or Class C Units then issued. The proceeds of the sale of the additional Class B Units shall also be retained by the Partnership. Such additional Class B Units shall be offered to the Class B Limited Partners in proportion to the number of Units then held by each of them. For purposes of determining the allocation of that offering between the Class B Limited Partners, Units held by the General Partner shall be added to the number of Units held by Columbia Sub and any Columbia Affiliate as a Class B Limited Partner. If any Class B Limited Partner elects not to acquire its share of the additional Class B Units offered, the other Class B Limited Partners may acquire such Units in proportion to the number of Units owned by them as described in this Section 6.2(e)
7.	BANK ACCOUNTS, BOOKS OF ACCOUNT, TAX COMPLIANCE AND FISCAL YEAR
     7.1. Bank Accounts: Investments. The General Partner may (i) establish one or more bank: accounts as provided in Section 8.1(g) into which all Partnership funds shall be deposited or (ii) deposit Partnership funds in a central account established in the name of Columbia or a Columbia Affiliate, provided that detailed separate entries are made on the books and records of the Partnership and on the books and records of Columbia or such Columbia Affiliate with respect to amounts received from the Partnership and deposited in such central account for the account of the Partnership and provided further that withdrawals from such central account shall be made only for the purpose of disbursing funds to the Partnership, paying Partnership costs, expenses, or liabilities, or making distributions to the partners under this Agreement The daily balances of the funds of the Partnership deposited into such central account shall bear interest at a rate equal to the Federal AA Composite Commercial Paper Rate. Funds deposited in the Partnership’s bank accounts may be withdrawn only to pay Partnership debts or obligations or to be distributed to the Partners under this Agreement Partnership funds, however, may be invested in such securities and investments, as the General Partner may select, until withdrawn for Partnership purposes.
     7.2. Books and Records. The General Partner shall keep books of account and records relative to the Partnership’s business. The books shall be prepared in accordance with generally accepted accounting principles using the accrual method of accounting. The accrual method of accounting shall also be used by the Partnership for income tax purposes. The Partnership’s books and records shall at all times be maintained at the principal business office of the Partnership or its accountants (and to the extent required by the Act, at the registered office of the Partnership) and shall be available for inspection by the Limited Partners or their duly authorized representatives during reasonable business hours. The books and records shall be preserved for four years after the term of the Partnership ends.
     7.3. Determination of Profit and Loss: Financial Statements. All items of Partnership income, expense, gain, loss, deduction and credit shall be determined with respect to, and allocated in accordance with, this Agreement for each Partner for each Partnership fiscal year. Within ninety (90) days after the end of each Partnership fiscal year, the General Partner shall cause to be prepared, at Partnership expense, financial statements of the Partnership for the preceding fiscal year, including, without limitation, a balance sheet, profit and loss statement, statement of cash flows and statement of the balances in the Partners’ Capital Accounts, prepared in accordance with the terms of this Agreement and generally accepted accounting principles consistently applied with prior periods. These financial statements shall be available for inspection and copying during ordinary business hours at the reasonable request of any Partner, and will be furnished to all Class B Limited Partners and to any other Partner upon written request therefor.
     7.4. Tax Returns and Information. The Partners intend for the Partnership to be treated as a partnership, rather than as an association taxable as a corporation, for federal income tax purposes. The General Partner shall prepare or cause to be prepared all federal, state and local income and other tax returns which the Partnership is required to file and shall furnish such returns to the Limited Partners, together with a copy of each Limited Partner’s Form K-l and any other information which any Limited Partner may reasonably request relating to such returns, within ninety (90) days after the end of each Partnership fiscal year; provided, if there are no Class A or Class C Limited Partners, the General Partner shall prepare such returns and other information within the time required by law (including any applicable extension periods available under the Code).
     7.5. Tax Audits. The General Partner shall be the tax matters partner of the Partnership under Section 6231 (a)(7) of the Code. The General Partner shall inform the Limited Partners of all matters which may come to its attention in its capacity as tax matters partner by giving the Limited Partners notice thereof within ten (10) days after becoming so informed. The General Partner shall not take any action contemplated by Sections 6222 through 6232 of the Code unless the General Partner has first given the Limited Partners notice of the contemplated action and received the Approval of the Partners to the contemplated action. This provision is not intended to authorize the General Partner to take any action which is left to the determination of the individual Partner under Sections 6222 through 6232 of the Code.
     7.6. Fiscal Year. The Partnership fiscal year shall be the calendar year.
8.	RIGHTS, OBLIGATIONS AND INDEMNIFICATION OF THE GENERAL PARTNER
     8.1. Rights of the General Partner as Manager. Subject to the limitations imposed upon the General Parmer in this Agreement (including, without limitation, Sections 8.3. and 8.4) and to the fiduciary obligations and limitations imposed upon it at law (to the extent not modified herein), in accordance with the Act, the General Partner shall have full, exclusive and complete duty and right to manage and control, and, within its discretion, shall make all decisions and take any necessary or appropriate action in connection with the Partnership’s business. Without limiting the General Partner’s power or authority under this Agreement or the Act, the General Partner may (without obtaining the consent or approval of any Partners) take the following actions if, as, when, and to the extent it deems any such action to be necessary, appropriate or advisable, at the sole cost and expense of the Partnership, subject however in all respects to the limitations imposed on the General Partner in this Agreement (including, without limitation, Sections 8.3. and 8.4):
     (a) Borrow money from any source, including without limitation from the General Partner, Columbia or a Columbia Affiliate and, if security is required therefor, to mortgage or subject to any other security device its interest in the Partnership (including its General Partner interest) or any portion of the Partnership’s property, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the General Partner deems, in its sole discretion, to be in the best interest of the Partnership;
     (b) Acquire and enter into any contract of insurance which the General Partner deems necessary and proper for the protection of the Partnership, for the conservation of the Partnership’s assets, or for any purpose convenient or beneficial to the Partnership;
     (c) Employ from time to time on behalf of the Partnership, individuals (including employees of the General Partner, the Limited Partners, or any of their Affiliates) on such terms and for such compensation as the General Parmer shall determine (but not in an amount which would be considered unreasonable based upon the scope of an individual employee’s duties and responsibilities), and to enter into agreements for the transfer of Partnership interests to such Persons as provided in Articles 13 and 14 hereof;
     (d) Make decisions as to accounting principles and elections, whether for book or tax purposes (and such decisions may be different for each purpose);
     (e) Set up or modify record keeping, billing and accounts payable accounting systems;
     (f) Alienate, mortgage, pledge or otherwise encumber, sell, exchange, lease or purchase real and/or personal property in fulfillment of the Partnership purposes and for the operation of the Hospital, the New Hospital and other Partnership property;
     (g) Open checking and savings accounts, in banks or similar financial institutions, in the name of the Partnership, and deposit cash in and withdraw cash from such accounts;
     (h) Adjust, arbitrate, compromise, sue or defend, abandon, or otherwise deal with and settle any and all claims in favor of or against the Partnership, as the General Parmer shall, in its sole discretion, deem proper,

     (i) Enter into, make, perform and carry out all types of contracts, leases, and other agreements, and amend, extend, or modify any contract, lease, or agreement at any time entered into by the Partnership, provided that the General Partner uses its best efforts to insure that all such contracts, leases, or agreements are the result of arm’s length transactions and are representative of fair market value;
     (j) Execute, on behalf of and in the name of the Partnership, any and all contracts, leases, agreements, instruments, notes, certificates, titles or other documents of any kind or nature as deemed necessary and desirable by the General Partner,
     (k) Execute and deliver on behalf of the Partnership a Lease Agreement, pursuant to which the Partnership will lease the Hospital from Bartow, cause the Partnership to perform its obligations thereunder and make all decisions in respect thereof, including, without limitation, the exercise of any right or the enforcement of any obligations thereunder;
     (l) Prepare, file, prosecute and defend a Certificate of Need application to build the New Hospital;
     (m) Obtain all licenses and permits necessary to construct, equip and operate the New Hospital;
     (n) Oversee and implement all aspects of the construction of the New Hospital;
     (o) Engage and contract with such consultants as the General Partner deems necessary to prepare, prosecute and defend a Certificate of Need to build the New Hospital, and upon receipt of such Certificate of Need, to engage and contract with such suppliers, vendors, architects, engineers, general contractors, subcontractors and others as may be necessary to construct, equip and operate the New Hospital;
     (p) Enforce the Partnership’s rights under the Contribution Agreement; and
     (q) Do all acts necessary or desirable to carry out the business for which the Partnership is formed or which may facilitate the General Partner’s exercise of its powers hereunder.
     8.2. Right to Rely on General Partner. No Person or governmental body dealing with the Partnership shall be required to inquire into, or to obtain any other documentation as to, the authority of the General Partner to take any action permitted under Section 8.1. Furthermore, any Person dealing with the Partnership may rely upon a certificate signed by the General Parmer as to the following:
     (a) The identity of the General Partner or any Limited Partner;
     (b) The existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the General Partner or which are in any other manner germane to the affairs of the Partnership;

     (c) The Persons who are authorized to execute and deliver any instrument or document of the Partnership; or
     (d) Any act or failure to act by the Partnership on any other matter whatsoever involving the Partnership or any Partner.
     8.3. Specific Limitations on General Partner. Notwithstanding anything to the contrary in this Agreement or the Act, without the prior written approval of all of the Limited Partners to the specific act in question, the General Partner shall have no right, power or authority to do any of the following acts, each of which is considered outside the ordinary course of Partnership business:
     (a) To do any act in contravention of this Agreement;
     (b) To dissolve the Partnership at will; or
     (c) To knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction.
     8.4. Additional Limitations on the Authority of the General Partner. Without the prior Approval of the Board, the General Partner shall have no authority to do any of the following:
     (a) Amend this Agreement (except as provided in Section 18.9);
     (b) Change the nature of the business of the Partnership;
     (c) Sell all or substantially all of the assets of the Hospital or the New Hospital;
     (d) Change or reorganize the Partnership into any other legal form;
     (e) Add a new clinical service at the Hospital or the New Hospital that requires a Certificate of Need or, subject to customer demand and seasonal adjustment, reduce, relocate or eliminate any of the clinical services identified on Schedule 4.2(c) to the Contribution Agreement at the Hospital or the New Hospital; provided, however, that neither the Hospital nor the New Hospital will be required to provide any such clinical service that is (i) no longer provided at general acute care hospitals in Polk County, Florida, or (ii) no longer generally recognized by the health care community comprised of Polk County, Florida as constituting an appropriate standard of care or treatment modality provided at general acute care hospitals located in such health care community, and in such instances, such clinical service may be eliminated without the approval of the Governing Board;
     (f) Incur debt on behalf of the Partnership in excess of $1,000,000, except for debt incurred in day-to-day operation of the Hospital or the New Hospital; or

     (g) Pursue an opportunity presented to the Partnership pursuant to Sections 10.1 or 10.2 hereof or permit a Columbia Affiliate to contribute a health care facility to the capital of the Partnership as described in Section 10.2 hereof.
The limitations in Sections 8.3(b) and (c) and this Section 8.4 shall not be applicable to any General Partner or any Liquidator in winding up and liquidating the business of the Partnership under Article 16.
     8.5. Management of the Partnership. The General Partner shall devote such time to the Partnership as may be necessary to manage and supervise the Partnership business and affairs, but nothing in this Agreement shall preclude the General Partner, at the expense of the Partnership, from employing any Columbia Affiliate or a third party to provide management or other services to the Partnership, always subject, however, to the control of the General Partner. Any transaction between the Partnership and the General Parmer, Columbia or any Columbia Affiliate is hereby expressly authorized provided that the terms of such transactions are generally no less favorable to the Partnership than the terms that would be made available to the Partnership in arm’s length transactions with independent third parties. Columbia Sub, Bartow and the Partnership have heretofore negotiated the terms and conditions of two separate Management Agreements to be entered into between the Partnership and Columbia Sub (which Management Agreements will be successive and not concurrent), pursuant to which Columbia Sub and its successors and assigns shall provide day-to-day management of the operation of the Hospital and the New Hospital. The form of Management Agreements are attached as Exhibits “D” and “E” to the Contribution Agreement The General Parmer is expressly authorized by the Partners to execute and deliver each of the Management Agreements and to cause the Partnership to perform its obligations thereunder.
     8.6. Indemnification of the General Partner.
     (a) Except to the extent such indemnification may be prohibited by law, the Partnership, its receiver, or its trustee shall indemnify, hold harmless, and pay all judgments and claims against the General Parmer (and its officers and directors) relating to any liability or damage incurred or suffered by the General Partner (or its officers or directors) by reason of any act performed or omitted to be performed (but not constituting willful misconduct or gross negligence) by the General Partner or its agents or employees in connection with the Partnership’s business, including reasonable attorneys’ fees incurred by the General Partner (and its officers and directors) in connection with the defense of any claim or action based on any such act or omission, which attorneys’ fees may be paid as incurred.
     (b) In the event any Limited Partner shall bring a legal action against the General Partner, including a Partnership derivative suit, the Partnership shall indemnify, hold harmless, and pay all expenses of the General Parmer, including but not limited to attorneys’ fees incurred in the defense of such action, unless the General Partner shall be adjudicated guilty of gross negligence or willful misconduct in connection with the performance of its duties as General Partner of the Partnership.
     (c) The Partnership shall indemnify, hold harmless, and pay all expenses, costs or liabilities of the General Partner (and its officers and directors) which (or who) for the benefit of the Partnership makes any deposit, acquires any option, makes any payment, or assumes any obligation in connection with any property proposed to be acquired by the Partnership and which (or who) suffers any financial loss as a result of such action.
     (d) Any indemnification required herein to be made by the Partnership shall be made promptly following the fixing of any loss, liability, or damage incurred or suffered. If, at any time, the Partnership has insufficient funds to provide such indemnification as herein provided, it shall provide such indemnification if and as the Partnership generates sufficient funds, and prior to any distribution to the Partners.
Notwithstanding the foregoing provisions of this Section 8.6, the General Partner shall not be indemnified by the Partnership from any liability for actions or omissions that constitute willful misconduct or gross negligence.
     8.7. Reimbursement. The General Partner shall be entitled to be reimbursed for any and all reasonable costs and expenses incurred by it in connection with managing and operating the Partnership and its properties and business, subject to the limitations in Section 8.5. Such reimbursement shall be paid by the Partnership, upon the written application of the General Partner.
     8.8. Compensation of the General Partner. Except as provided in the Management Agreements, the General Partner shall receive no compensation for the performance of its duties and responsibilities hereunder.
     8.9. Independent Activities. The General Partner and any of its Affiliates may engage in or possess interests in other business ventures of every nature and description, independently, and with others, whether such activities are competitive with the Partnership or otherwise without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. Except as provided in Section 10.2 hereof, neither this Agreement nor any activity undertaken hereunder shall prevent the General Partner or any of its Affiliates from engaging in such other activities or require the General Partner or any of its Affiliates to permit the Partnership or any Limited Partner to participate in such activities. Furthermore, as a material part of the consideration for the General Partner executing this Agreement and admitting the Limited Partners to the Partnership, the Limited Partners herein waive, relinquish and renounce any right or claim of participation in any such activities.
9.	RIGHTS AND STATUS OF LIMITED PARTNERS
     9.1. General The Limited Partners have the rights and the status of limited partners under the Act Except to the extent expressly otherwise provided in this Agreement, the Limited Partners shall not take part in the management or control of the Partnership business, or sign for or bind the Partnership, such powers being vested exclusively in the General Partner.
     9.2. Limitation of Liability. No Limited Parmer shall have any personal liability whatever, solely by reason of his status as a Limited Partner of the Partnership, whether to the Partnership, the General Partner or any creditor of the Partnership, for the debts of the

Partnership or any of its losses beyond the amount of the Limited Partner’s obligation to contribute its Capital Contribution to the Partnership.
     9.3. Bankruptcy: Death: Etc Neither the Bankruptcy, death, disability nor declaration of incompetence or incapacity of a Limited Partner shall dissolve the Partnership, but the rights of a Limited Partner to share in the Profits and Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such an event, devolve upon the Limited Partner’s estate, legal representative or successor in interest, as the case may be, subject to this Agreement, and the Partnership shall continue as a limited partnership under the Act. The Limited Partner’s estate, representative, or successor in interest shall be entitled to receive distributions and allocations with respect to such Limited Partner’s interest in the Partnership and shall be liable for all of the obligations of the Limited Partner. Furthermore, the Limited Partner’s estate, representative or successor in interest shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not be entitled to any of the rights of a general partner or limited partner under the Act or this Agreement unless such estate, representative or successor in interest is admitted to the Partnership as a Substituted Limited Partner in accordance with Section 13.2.
10.	COVENANT NOT TO COMPETE/RIGHT OF FIRST REFUSAL
     10.1. Bartow Covenant Not to Compete Bartow recognizes that (i) the General Partners entering into this Agreement and the Contribution Agreement is induced primarily because of the covenants and assurances made by Bartow hereunder and thereunder, (ii) the covenant not to compete of Bartow and the Bartow Affiliates is necessary to insure the continuation of the business of the Partnership subsequent to Closing; and (iii) irreparable harm and damage will be done to the Partnership in the event that Bartow or any of the Bartow Affiliates compete with the Partnership within the area or areas specified in this Section. Therefore, in consideration of the premises and as a necessary inducement for the General Partner and the Partnership to enter into the Contribution Agreement and consummate the transactions set forth therein, Bartow and the Bartow Affiliates agree that so long as Bartow is a Partner, Bartow and the Bartow Affiliates shall not, without first offering any such opportunity to the Partnership, directly or indirectly, in any capacity own any interest in, manage, operate, control, participate in the management or control of, be employed by, provide consulting services for or maintain or continue any interest whatsoever in any enterprise located within Polk County, Florida which is engaged in any health care related activities. Notwithstanding the foregoing, in the event that the Partnership declines to pursue any opportunity presented to it by Bartow or any Bartow Affiliate, Bartow or such Bartow Affiliate may pursue such opportunity without violating the provisions of this Section 10.1. The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Section 10.1 would be inadequate, and Bartow hereby consents to the granting by any court of competent jurisdiction of an injunction or other equitable relief, without the necessity of posting a bond, cash or otherwise, and without the necessity of actual monetary loss being proved or the General Partner’s or the Partnership’s establishing the inadequacy of any remedy at law, and order that the breach or threatened breach of such provisions may be effectively restrained. To the extent that a court of competent jurisdiction determines that this Section is unenforceable or unreasonable a lesser restriction shall be severable therefrom and enforceable in its place, and the remaining restrictions contained herein shall be enforced independently of each other.

     10.2. General Partner Covenant Not to Compete The General Partner recognizes that (i) Bartow’s entering into this Agreement and the Contribution Agreement is induced primarily because of the covenants and assurances made by the General Partner hereunder, (ii) the covenant not to compete of the General Partner and the Columbia Affiliates is necessary to ensure the continuation of the business of the Partnership subsequent to Closing; and (iii) irreparable harm and damage will be done to the Partnership in the event that the General Partner or the Columbia Affiliates compete with the Partnership within the area or areas specified in this Section. Therefore, in consideration of the premises and as a necessary inducement for Bartow and the Partnership to enter into the Contribution Agreement and consummate the transactions set forth therein, the General Partner and the Columbia Affiliates agree that so long as Columbia is a Partner, no Columbia Affiliate shall, without first offering any such opportunity to the Partnership, directly or indirectly, in any capacity own any interest in, manage, operate, control, participate in the management or control of, be employed by, provide consulting services for or maintain or continue any interest whatsoever in any enterprise located in Polk County, Florida which is engaged in any health care related activities; provided, however, that his covenant shall not apply to the activities of the Columbia Affiliates described in Schedule 10.2 to the Contribution Agreement In the event that a Columbia Affiliate engages in a single transaction involving multiple health care facilities, one of which is located in Polk County, Florida, such Columbia Affiliate shall be permitted to consummate such transaction without violating the provisions of this covenant so long as such Columbia Affiliate offers to contribute the health care facility located in Polk County to the capital of the Partnership within a reasonable period of time after the consummation of such multiple health care facility transaction. If the Partnership elects to permit the Columbia Affiliate to contribute such health care facility to the capital of the Partnership, the value of same for purposes of determining the adjustment to the General Parmer’s or the Columbia Affiliate’s Sharing Percentage will be based upon the value ascribed to such health care facility in the multiple health care facility transaction. Notwithstanding the foregoing, in the event that the Partnership declines to pursue any opportunity presented to it by any Columbia Affiliate or to accept as a capital contribution a health care facility acquired by a Columbia Affiliate in a multiple health care facility transaction, such Columbia Affiliate may pursue such opportunity and/or continue to operate such health care facility without violating the provisions of this Section 10.2 In the event that the Partnership agrees to pursue the opportunity presented by a Columbia Affiliate or to accept as a capital contribution a health care facility acquired by a Columbia Affiliate in a multiple health care facility transaction and unless otherwise permitted by the Governing Board, the General Partner agrees (i) that in discussions with third party payors, including, without limitation, health maintenance organizations and other managed care entities, the General Partner will use commercially reasonable efforts to include the Hospital or the New Hospital in all arrangements entered into with third party payors, and (ii) not to take any affirmative actions that result in both a substantial reduction in the utilization of the Hospital or the New Hospital and a substantial increase in utilization of the health care facility acquired by or contributed to the capital of the Partnership. The parties hereto acknowledge and agree that any remedy at law for a breach of the provisions of this Section 10.2 would be inadequate, and the General Partner hereby consents to the granting by any court of competent jurisdiction of an injunction or other equitable relief, without the necessity of posting a bond, cash or otherwise, and without the necessity of actual monetary loss being proved or Bartow’s or the Partnership’s establishing the inadequacy of any remedy at law, and order that the breach or threatened breach of such provisions may be effectively restrained. To the extent that a court of competent jurisdiction determines that this Section is unenforceable or unreasonable, a lesser restriction shall be severable therefrom and enforceable in its place, and the remaining restrictions contained herein shall be enforceable independently of each other.
11.	MEETINGS AND MEANS OF VOTING
     11.1. Meetings of the Partners. Meetings of the Partners may be called by the General Partner and shall be promptly called upon the written request of any one or more Limited Partners who own in the aggregate 20% or more of the aggregate Sharing Percentage in the Partnership. The notice of a meeting shall state the nature of the business to be transacted at such meeting, and actions taken at any such meeting shall be limited to those matters specified in the notice of the meeting. Notice of any meeting shall be given to all Partners not less than five (5) and not more than thirty (30) days prior to the date of the meeting. Partners may vote in person or by proxy at such meeting.
     Except as otherwise expressly provided in this Agreement or required by the express provisions of the Act (without regard to future amendment), all decisions for which the vote of the Partners is required hereunder shall require the Approval of the Partners for approval. Each Partner’s voting rights shall be the same as that Partner’s Sharing Percentage at the time of the vote. The presence of any Partner at a meeting shall constitute a waiver of notice of the meeting with respect to such Partner. The Partners may, at their election, participate in any regular or special meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. A Partner’s participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement
     11.2. Vote By Proxy. Each Limited Partner may authorize any Person to act on the Partner’s behalf by proxy on all matters in which a Limited Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner authorizing such proxy or such Limited Partner’s attorney-in-fact No proxy shall be valid after the expiration of eleven (11) months after the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it
     11.3. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or by a Person appointed by the General Partner. The meeting shall be conducted pursuant to such rules as may be adopted by the General Partner or the Person appointed by the General Partner for the conduct of the meeting.
     11.4. Action Without a Meeting. Notwithstanding anything to the contrary in this Agreement, any action that may be taken at a meeting of the Partners may be taken without a meeting if a consent in writing setting forth the action so taken is executed by such number and composition of the Partners as would constitute Approval by the Partners had a meeting been held and the Partners executing the consent voted in person or by proxy at such meeting, which consent may be executed in multiple counterparts. In the event any- action is taken pursuant to this Section 11.4. it shall not be necessary to comply with any notice or timing requirements set forth in Sections 11.1 or 11.2. Prompt written notice of the taking of action without a meeting shall be given to the Partners who have not consented in writing to such action.
     11.5. Closing of Transfer Record: Record Date. For the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners, any reconvening thereof, or to act by consent, the General Partner may provide that the transfer record shall be closed for at least ten (10) days immediately preceding such meeting (or such shorter time as may be reasonable in light of the period of the notice) or the first solicitation of consents in writing. If the transfer record is not closed and if no record date is fixed for determining the Partners entitled to notice of or to vote at a meeting of Partners or by consent, the date on which the notice of the meeting is mailed or the first written consent is received by the General Partner shall be the record date for such determination.
12.	Governing Board.
     12.1. Governing Board Effective for all purposes on the date of this Agreement, the General Partner and Bartow shall form a Governing Board of the Partnership (the “Governing Board”) comprised of the Category A Directors and the Category B Directors. The Governing Board shall be created and operate to consider those matters pertaining to the business of the Partnership for which Approval of the Board is required, and as required by accreditation guidelines of the Joint Commission on Accreditation of Healthcare Organizations or any successor organization or entity exercising or performing similar functions (“JCAHO”), and to provide required governance to the Hospital to the extent required by JCAHO. Each individual selected to serve on the Governing Board shall serve for a term of one (1) year and thereafter until his successor is elected, unless he sooner resigns or is removed. A member of the Governing Board may be removed without cause by only that Partner who had the right to vote for his initial appointment. The unexpired term of a removed member shall be filled by an individual appointed by the Partner who had the right to vote on the removed member’s initial appointment to the Governing Board. The Category A Directors and the Category B Directors shall elect annually the Chairman of the Governing Board.
     12.2. Manner of Exercise of Governing Board’s Authority. All responsibilities granted to the Governing Board under this Agreement shall be exercised by the Governing Board as a body, and no member of the Governing Board, acting alone, shall have the authority to act on behalf of the Governing Board. In no event shall the Governing Board have the authority to act on behalf of, or to bind in any way, the Partnership.
     12.3. Meetings of the Governing Board. The Governing Board shall hold regular meetings on at least a quarterly basis. In addition, each member of the Governing Board shall be available at all reasonable times to consult with other members of the Governing Board on matters relating to the duties of the Governing Board. Meetings of the Governing Board shall be held at the call of the General Partner, the Chairman of the Governing Board, or any three members of the Governing Board requesting such meeting through such Chairman, upon not less than five (5) business days written or telephonic notice to the members of the Governing Board, such notice specifying all matters to come before the Governing Board for action at such meeting. The presence of any member of the Governing Board at a meeting shall constitute a waiver of notice of the meeting with respect to such member. The members of the Governing Board may, at their election, participate in any regular or special meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. A member’s participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement. Except as otherwise herein provided, the Category A Directors and the Category B Directors shall each as a class determine the number thereof which shall constitute a quorum of the directors in such category and shall so notify the directors in the other category. Except as otherwise herein provided, no action taken by either category of directors of the Governing Board at any meeting shall be valid unless a quorum for such category is present. No proxy votes at any meeting shall be permitted.
     12.4. Action without a Meeting. Notwithstanding anything to the contrary in this Agreement, any action that may be taken at a meeting of the Governing Board may be taken without a meeting if a consent in writing setting forth the action so taken is executed by such number and composition of the members of the Governing Board as would constitute Approval of the Board had a meeting been held and the members executing the consent voted in person at such meeting, which consent may be executed in multiple counterparts. In the event any action is taken pursuant to this Section 12.4, it shall not be necessary to comply with any notice or timing requirements set forth in Section 12.3. Prompt written notice of the taking of action without a meeting shall be given to the Members of the Governing Board who have not consented in writing to such action.
13.	TRANSFER OF RIGHTS AND ADDITIONAL LIMITED PARTNERS
     13.1. Transfers by Limited Partners. Except as otherwise set forth in this Article 13, a Limited Partner may not sell, assign, transfer, pledge or hypothecate all or any part of its interest in the Partnership without the prior written consent of the General Partner. The General Partner in its sole discretion may withhold its consent to any transfer for which such consent is required with or without reasonable cause. If a Limited Partner receives the prior written consent of the General Partner, he may sell his interest in the Partnership if the following conditions are satisfied:
     (a) The sale, transfer or assignment is with respect to one or more Units;
     (b) The sale, transfer or assignment, when aggregated with any prior sales, transfers or assignments of Partnership interests, does not result in a sale or exchange within a twelve (12) month period of fifty percent (50%) or more of the total interests in the Partnership’s capital and profits within the meaning of Code Section 708(b) (provided that such a sale, transfer or assignment may be completed if Approved by the Board);
     (c) The Limited Partner and its transferee execute, acknowledge and deliver to the General Partner such instruments of transfer and assignment with respect to such transaction as are in form and substance satisfactory to the General Partner,
     (d) Unless waived in writing by the General Partner, the Limited Partner delivers to the General Partner an opinion of counsel satisfactory to the General Partner,

covering such securities and tax laws and other aspects of the proposed transfer as the General Partner may reasonably request;
     (e) The Limited Partner has furnished to the transferee a written statement showing the name and taxpayer identification number of such transferee in such form and together with such other information as may be required under Section 6050K of the Code and the Regulations thereunder, and
     (f) The Limited Partner pays the Partnership a transfer fee that is sufficient to pay all reasonable expenses of the Partnership (which shall include any and all expenses of the General Partner) in connection with such transaction.
Any Limited Partner who thereafter sells, assigns or otherwise transfers all or any portion of his interest in the Partnership shall promptly notify the General Partner of such transfer and shall furnish to the General Partner the name and address of the transferee and such other information as may be required under Section 6050K of the Code and the Regulations thereunder.
     13.2. Substituted Limited Partner. No Person taking or acquiring, by whatever means the interest of any Limited Partner in the Partnership, except as provided in Section 13.1 hereof, shall be admitted as a Substituted Limited Partner without the prior written consent of the General Partner (which consent may not be unreasonably withheld, it being the intent of the Partners that the General Partner, acting alone, shall have the authority to recognize a transferee of a Limited Partnership interest as a Substituted Limited Partner and to admit such transferee to the Partnership as a Limited Partner) and unless such Person:
     (a) Elects to become a Substituted Limited Partner by delivering notice of such election to the Partnership;
     (b) Executes, acknowledges and delivers to the Partnership such other instruments as the General Partner may deem necessary or advisable to effect the admission of such Person as a Substituted Limited Partner, including, without limitation, the written acceptance and adoption by such Person of the provisions of this Agreement; and
     (c) Pays a transfer fee to the Partnership in an amount sufficient to cover all reasonable expenses connected with the admission of such Person as a Substituted Limited Partner.
     13.3. Basis Adjustment Upon the transfer of all or part of an interest in the Partnership, at the request of the transferee of the interest the General Partner may, in its sole discretion, cause the Partnership to elect, pursuant to Section 754 of the Code or the corresponding provisions of subsequent law, to adjust the basis of the Partnership properties as provided by Sections 734 and 743 of the Code.
     13.4. Transfer by General Partner. Notwithstanding any of the provisions of this Agreement to the contrary, the General Partner may transfer, convey, sell or assign its interest herein to any Columbia Affiliate or any third party, and may pledge, encumber, or otherwise give as collateral for loans or other indebtedness, any of its general partnership interests in the Partnership, and the pledgee or other holder of any such pledge, encumbrance, or security interest may exercise its rights with respect thereto, including without limitation, its rights to foreclose, transfer, convey, sell or assign such general partnership interest, without the consent of, or notice to, any other Partner.
     13.5. Admission of Additional Limited Partners. The General Partner is authorized to issue limited partnership interests in the Partnership to Persons who are Qualified Purchasers (as to Class A Units) or are eligible as Class B Limited Partners or Class C Limited Partners and to admit them to the Partnership as Additional Limited Partners; provided, however, that the issuance of such limited partnership interests must comply with applicable securities laws. The General Partner is also authorized to issue additional Class B Units to raise capital for the Partnership or in connection with the contribution of a health care facility to the capital of the Partnership by a Columbia Affiliate as provided in Section 10.2 hereof or for such other purposes as are permitted under terms of this Agreement (including, without limitation, the admission of Additional Class B Limited Partners). The General Partner shall have complete discretion in determining the consideration (which must be based on fair market value and which must be fully paid in cash or property at the time of subscription) for the issuance of such limited partnership interests and the terms and conditions under which the Partnership will issue such limited partnership interests and will admit Additional Limited Partners. The General Partner will not permit any Person to become an Additional Limited Partner unless such Person certifies in writing to the General Partner that the Person is a Qualified Purchaser or is eligible as a Class B or Class C Limited Partner and agrees to be bound by the terms of this Agreement The General Partner shall do all things necessary to comply with the Act and is authorized to do all things it deems to be necessary or advisable for admitting any Additional Limited Partner to the Partnership, including, but not limited to, complying with any statute, rule, regulation or guideline issued by any federal, state or other governmental agency. In the event that the General Partner determines to offer limited partnership interests to Additional Limited Partners as provided for in this Section 13.5. Bartow agrees to cooperate with the General Partner and to provide the General Partner necessary historical operating and financial information regarding the assets that Bartow has contributed or leased to the Partnership.
     13.6. Transfer Procedures. The General Partner shall establish a transfer procedure consistent with this Article 13 to ensure that all conditions precedent to the admission of a Substituted Limited Partner or Additional Limited Partner have been complied with, and shall execute a certificate that such covenant has been complied with and shall, upon the written request of any Limited Partner, deliver to such Limited Partner a copy thereof.
     13.7. Invalid Transfer. No transfer of an interest in the Partnership that is in violation of this Article 13 shall be valid or effective, and the Partnership shall not recognize any improper transfer for the purposes of making allocations, payments of profits, return of capital contributions or other distributions with respect to such Partnership interest, or part thereof. The Partnership may enforce the provisions of this Article 13 either directly or indirectly or through its agents by entering an appropriate stop transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any proposed transfers not in accordance with this Article 13.

     13.8. Distributions and Allocations in Respect of a Transferred Ownership Interest. If any Partner sells, assigns or transfers any part of his interest in the Partnership during any accounting period in compliance with the provisions of this Article 13. Partnership income, gain, deductions and losses attributable to such interest for the respective period shall be divided and allocated between the transfer or and the transferee by taking into account their varying interests during the applicable accounting period in accordance with Code Section 706(d), using the daily proration method. All Partnership distributions on or before the effective date of such transfer shall be made to the transfer or, and all such Partnership distributions thereafter shall be made to the transferee. Solely for purposes of making Partnership tax allocations and distributions, the Partnership shall recognize a transfer on the day following the day of transfer. Neither the Partnership nor the General Partner shall incur any liability for making Partnership allocations and distributions in accordance with the provisions of this Section 13.8, whether or not the General Partner or the Partnership has knowledge of any transfer of any interest in the Partnership or part thereof where the transferee is not admitted as a Substituted Limited Partner.
     13.9. Additional Requirements of Admission to Partnership. The General Partner shall not admit any Person as a Limited Partner if such admission would have the effect of causing the Partnership to be re-classified for federal income tax purposes as an association taxable as a corporation under the Code, or which would violate any Medicare or other health care law, rule or regulation, or which would violate applicable exemptions from securities registration and securities disclosure provisions under federal and state securities laws. The Partnership may condition the sale of any Units to Class A or C Limited Partners upon receipt of a mandatory purchase option providing the Partnership the obligation to purchase any interests held by a Class A or C Limited Partner if the Partnership receives an opinion of counsel acceptable to the Partnership that ownership by such Class A or C Limited Partners in the Partnership is unlawful.
     13.10. Amendment to Exhibit “B”. The General Partner shall amend Exhibit “B” attached to this Agreement from time to time to reflect the admission of any successor General Partner, Substituted Limited Partners or Additional Limited Partners, or the termination of any Partner’s interest in the Partnership.
     13.11. Conversion to Class B Units. The Class B Limited Partners may, at their option, convert any Class A or Class C Units they acquire into Class B Units. In addition, the General Partner may, at its option, convert any General Partner Units into Class B Units.
14. RIGHT TO LIQUIDATE OR PURCHASE PARTNERSHIP INTERESTS
     14.1. General Partner’s Right of First Refusal Subject to the restrictions on transfer set forth in Article 13, if any Limited Partner receives or obtains an offer from a third party to acquire in any manner all or any part of its interest in the Partnership, which offer the Limited Partner intends to accept, the Limited Partner shall promptly notify the General Partner in writing of the offer received, including the name of the offeror, the number of whole or partial Units offered to be purchased, the proposed purchase price and the other terms and conditions of the offer. The General Partner shall have the option for a period of sixty (60) days from the day it receives notice of such offer to purchase such Limited Partner’s interest in the Partnership on the same terms and conditions contained in the offer. Such right of first refusal is in addition to and not in lieu of the right of the General Partner to consent or withhold consent to and proposed transfer as provided in Section 13.1 hereof. The General Partner may exercise its option by notifying the Limited Partner proposing to sell prior to the end of such sixty (60) day period of its intent to exercise the option. If the General Partner fails to or indicates in writing that it will not exercise the option within the period provided, or if the General Partner exercises the option but fails to effect the purchase within the prescribed period, the Limited Partner, in accordance with and subject to the provisions of Article 13. may convey or dispose of the part of the Partner’s interest in the Partnership that was the subject of the offer but only at the price, terms and conditions, and to the party specified in the offer notice to the General Partner. If terms and conditions more favorable, to the proposed purchaser than, or in any material manner different from, those offered to the General Partner should be agreed to by the Limited Partner, the General Partner shall again have the option to purchase the selling Limited Partner’s interest in the Partnership which is subject to the more favorable or different purchase terms in accordance with this Section 14.1. The General Partner may assign the rights in this Section 14.1 to the Partnership, in which event, the Limited Partner’s interest may be liquidated (rather than purchased) by the Partnership. Neither the General Partner nor the Partnership shall be liable or accountable to any Limited Partner which attempts to transfer its interest in the Partnership for any loss, damage, expense, cost, or liability resulting from the General Partner’s exercise or failure to exercise the purchase option under this Section 14.1. delay in notifying the Limited Partner of the General Partner’s intention not to exercise the purchase option, or its enforcement of the requirements of this Section 14.1 in the event that it elects not to exercise the purchase option. The General Partner’s failure to exercise the purchase option or to indicate in writing that it is electing not to exercise the option shall not be deemed a consent of the General Partner to allow any third party transferee to become a Substituted Limited Partner, such consent being controlled by the provisions of Section 13.2.
     14.2. Occurrence of Terminating Event or Adverse Terminating Event
     (a) In the event a Terminating Event shall occur with respect to any Class A or Class C Limited Partner, such Partner or the Partner’s successor or other legal representative shall give written notice thereof to the Partnership within thirty (30) days of the occurrence of such event. Upon the receipt of such notice, the Partnership shall have the right, but not the obligation, for the ensuing sixty (60) days to liquidate such Partner’s interest in the Partnership. If the Partnership has not received written notice of a Terminating Event with respect to any Class A or Class C Limited Partner as required under this Section 14.2(a) the Partnership will have the right to liquidate such Partner’s interest in the Partnership for sixty (60) days after the Partnership has actual knowledge of the occurrence of any such event and gives written notice thereof to the Class A or Class C Limited Partner. Notwithstanding anything to the contrary in this Agreement, the failure of a Class A or Class C Limited Partner to notify the Partnership of the occurrence of a Terminating Event as required under this Section 14.2(a) shall not constitute the occurrence of an Adverse Terminating Event
     (b) In the event the General Partner determines that an Adverse Terminating Event has occurred with respect to any Class A or Class C Limited Partner, the Partnership shall give written notice thereof to such Partner and, for a period of sixty (60) days from the date of such notice, the Partnership shall have the right, but not the obligation, to liquidate such Partner’s interest in the Partnership.

     (c) In the event the Partnership does not elect to exercise its right to liquidate such Partner’s interest in the Partnership pursuant to subsections (a) or (b) above, then the Class B Limited Partners shall have the right, but not the obligation, to purchase such Partner’s interest, pursuant to the terms provided in Section 14.3 hereof.
     14.3. Payment for Partnership interest
     (a) If any Class A or Class C Limited Partner’s interest in the Partnership is liquidated because of the occurrence of a Terminating Event prior to the third anniversary of the date of this Agreement, the amount the Partnership will pay for each Unit owned by such Partner shall be equal to the greater of (i) the “Fair Market Value” of each of his Units, as determined in accordance with Section 14.3(c). or (ii) the amount the Partner paid to acquire his Units less any distributions to such Partner pursuant to Section 6.1hereof; and if any Class A or Class C Limited Partner’s interest in the Partnership is liquidated because of the occurrence of a Terminating Event on or after the third anniversary of the date of this Agreement, the amount the Partnership will pay for each Unit owned by such Partner shall be equal to the “Fair Market Value” of each of his units as determined in accordance with Section 14.3(c)
     (b) If the Partnership liquidates any Class A or Class C Limited Partner’s interest in the Partnership as a result of an Adverse Terminating Event, the amount to be paid by the Partnership to such Partner shall be equal to the lesser of (i) the Fair Market Value of such Partner’s interest, as determined in accordance with Section 14.3(c); or (ii) the amount paid by the Class A or Class C Limited Partner to acquire his Units less any distributions to such Partner pursuant to Section 6.1 hereof.
     (c) If the Partnership liquidates any Class A or Class C Limited Partner’s interest in the Partnership as provided in this Section 14.3, the Fair Market Value of each Unit owned by such Class A or Class C Limited Partner shall be equal to four times the average annual Net Cash from Operations (as hereinafter defined) distributed with respect to a Unit during the three years immediately preceding the date a Terminating Event (or Adverse Terminating Event, as the case may be) has occurred with respect to such Partner (or if the Partnership has been in existence for less than three years, the period of time the Partnership has been in existence). For purposes of this Section 14.3(c) the term “Net Cash From Operations” means the gross cash revenues received from Partnership operations less amounts used to pay or establish reserves for all Partnership expenses, debt payments (principal and interest), capital improvements, capital replacements and contingencies, all as determined by the General Partner. Net Cash From Operations shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.
     (d) If the Partnership liquidates any Class A or Class C Limited Partner’s interest in the Partnership as provided in this Section 14.3, the Partnership shall pay any such amounts owed therefor to such Partner or its successor in a lump sum or, at the discretion of the General Partner, in up to sixty (60) equal monthly payments with interest at the “prime” or base rate as established from time to time by Chemical Bank on the unpaid principal balance. If the General Partner exercises its discretion to pay for a liquidated

Partnership interest in monthly installments, the first such installment will be paid to the Partner or his successor in interest on the first day of the month after thirty (30) days have expired since the Partner’s interest in the Partnership has been terminated. Each subsequent installment shall be paid on the first day of each successive month until the full amount owed to the Partner or his successor in interest has been paid. The Partnership’s obligation to pay the Partner in monthly installments under this Section 14.3 will be evidenced by a nonrecourse promissory note executed by the General Partner on behalf of the Partnership.
     14.4. Subsequent Legislation. If the Class A Limited Partners are prohibited from owning an interest in the Partnership or if the Partnership is prohibited from billing and collecting amounts in respect of patients referred to the Hospital or the New Hospital by the Class A Limited Partners as a result of the enactment of any statute, regulation or other law or the judicial or administrative interpretation of any existing or future statute, regulation or other law, the Partnership will liquidate all the Class A Limited Partners’ interests in the Partnership as provided in this Section 14.4. The Partnership shall pay each Class A Limited Partner for his interest in the Partnership the Fair Market Value of such interest, as determined in accordance with Section 14.3(a) as if a Terminating Event had occurred prior to the third anniversary of the date of this Agreement; provided, however, that in determining such Fair Market Value, the date the Class A Limited Partner’s interest in the Partnership is liquidated under this Section 14.4 will be substituted in Section 14.3(a). At the sole discretion of the General Partner, such amount will be paid to each Class A Limited Partner in either a lump sum or in eighty-four (84) equal monthly payments with interest on the unpaid principal balance at the rate announced from time to time by Chemical Bank as its “prime” or base rate, as such rate may be in effect The first such installment shall be paid to the Class A Limited Partner on the first day of the month after thirty (30) days have expired since the Partner’s interest in the Partnership had been terminated, with subsequent installments paid on the first day of each successive month thereafter until paid in full. The Partnership’s obligation to pay the Class A Limited Partners in eighty-four (84) equal monthly installments under this Section 14.4 will be evidenced by nonrecourse promissory notes executed by the General Partner on behalf of the Partnership.
     14.5. Divorce of Limited Partner. In the event of a divorce of a Limited Partner in which all or any part of the divorcing Limited Partner’s interest in the Partnership is awarded to such Limited Partner’s spouse, the divorcing Limited Partner shall have the first and prior right to purchase from the spouse the interest or portion thereof to be transferred to the spouse. In the event the divorcing Limited Partner is unable or unwilling to purchase such interest within sixty (60) days of the order or settlement agreement effecting the award, the Partnership shall have the exclusive right, but not the obligation, to purchase or to designate a third party purchaser of such interest for a period of sixty (60) days after the expiration of such prior sixty (60) day period or the earlier receipt by the General Partner of notice from the divorcing Limited Partner that he is unable or unwilling to purchase such interest. The Partnership shall give written notice to the spouse of its election to purchase or to designate a third party purchaser of such interest within such sixty (60) day period. In the event of the purchase by either the divorcing Limited Partner or the Partnership or its designee, the purchase price for such interest shall be the price determined in accordance with Section 14.3(a), multiplied by that percentage of the interest of the divorcing Limited Partner which was awarded to the spouse. In determining fair market value, the last day of the month in which the order or settlement agreement effecting the award was dated will be substituted in Section 14.3(c) for the date on which a Terminating Event or an Adverse Terminating Event occurs. The purchase price so determined will be payable in the manner described in Section 14.3(d).
     14.6. Federal Income Tax Treatment In the event the Partnership exercises the right to liquidate any Partner’s interest in the Partnership under this Article 14. one hundred percent (100%) of all payments made by the Partnership to such Partner hereunder in consideration for such Partner’s Partnership interest will, for federal income tax purposes, be classified as a Code Section 736(b) payment except for such Partner’s share of the Partnership’s “unrealized receivables,” as defined in Code Section 751(c) which will be classified as a Code Section 736(a)(1) payment. The General Partner shall conclusively determine or cause to be determined any such Partner’s share of “unrealized receivables.” Neither the Partnership nor the General Partner shall be liable to any Person for any inaccuracy in determining any such Partner’s share of the Partnership’s “unrealized receivables.”
15. DISSOLUTION
     15.1. Causes. Each Partner expressly waives any right which, he or it might otherwise have to dissolve the Partnership except as set forth in this Article 15. The Partnership shall be dissolved upon the first to occur of the following:
     (a) The Bankruptcy, dissolution or any other occurrence which would legally disqualify the General Partner from acting hereunder,
     (b) The Approval by the Partners of an instrument dissolving the Partnership;
     (c) The dissolution of the Partnership by judicial decree;
     (d) The General Partner in its reasonable discretion determines that a rule, ordinance, regulation, statute or government pronouncement has or may be enacted that would make any material aspect of this Agreement or the activities conducted by the Partnership unlawful or eliminate or substantially reduce, either directly or indirectly, the benefits that would accrue to the Partners (including the General Partner) with respect to continuing the Partnership’s business operations; or
     (e) December 31, 2050.
     Nothing contained in this Section 15.1 is intended to grant to any Partner the right to dissolve the Partnership at will (by retirement, resignation, withdrawal or otherwise), or to exonerate any Partner from liability to the Partnership and the remaining Partners if it dissolves the Partnership at will. Any dissolution at will of the Partnership shall be in contravention of this Agreement for purposes of the Act Dissolution of the Partnership under Section 15.1(c) shall not constitute a dissolution at will.
     15.2. Reconstitution. If the Partnership is dissolved as a result of an event described in Section 15.1(a). the Partnership may be reconstituted and its business continued if, within ninety (90) days after the date of dissolution, Limited Partners holding one hundred percent

(100%) of the outstanding Units held by Limited Partners affirmatively elect to reconstitute the Partnership, agree on the identity of the new general partner or partners, and execute an instrument confirming such facts. If the Partnership is reconstituted, an amendment to this Agreement shall be executed and an amended Certificate of Limited Partnership filed of record.
16. WINDING UP AND TERMINATION
     16.1. General If the Partnership is dissolved and is not reconstituted, the General Partner (or in the event that the General Partner has withdrawn or is deemed to be in Bankruptcy), a Liquidator or liquidating committee selected by those Limited Partners who own at least 67% of the aggregate Partners’ Sharing Percentage (excluding that owned by the General Partner) shall commence to wind up the affairs of the Partnership and to liquidate and sell the Partnership’s assets. The party or parties actually conducting such liquidation in accordance with the foregoing sentence, whether the General Partner, a Liquidator or a liquidating committee, is herein referred to as the “Liquidator.” The Liquidator (if other than the General Partner) shall have sufficient business expertise and competence to conduct the winding up and termination of the Partnership and, in the course thereof, to cause the Partnership to perform any contracts which the Partnership has or thereafter enters into. The Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property under such liquidation, having due regard for the activity and condition of the relevant market and general financial and economic conditions. The Liquidator (if other than the General Partner) appointed as provided herein shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Liquidator and those Limited Partners who own at least 67% of the aggregate Partners’ Sharing Percentage (excluding that owned by the General Partner). If the General Partner serves as the Liquidator, the General Partner shall not be entitled to receive any fee for carrying out the duties of the Liquidator. The Liquidator may resign at any time by giving fifteen (15) days prior written notice and may be removed at any time, with or without cause, by written notice of Limited Partners who own at least 67% of the aggregate Partners’ Sharing Percentage, excluding that owned by the General Partner. Upon the death, dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all the rights, powers and duties of the original Liquidator) will, within thirty (30) days thereafter, be appointed by those Limited Partners who own at least 67% of the aggregate Partners’ Sharing Percentage, excluding that owned by the General Partner, evidenced by written appointment and acceptance. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. The Liquidator shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal-representatives or successors in interest, all of the powers conferred upon the General Partner under the terms of this agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions. The Liquidator (if other than the General Partner) shall not be liable as a general partner to the Limited Partners and shall, while acting in such capacity on behalf of the Partnership, be entitled to the indemnification rights set forth in Section 8.6.
     16.2. Court Appointment of Liquidator. If, within ninety (90) days following the date of dissolution or other time provided in Section 16.1, a Liquidator or successor Liquidator has not been appointed in the manner provided therein, any interested party shall have the right to make application to any United States Federal District Judge (in his individual and not judicial capacity) for the Middle District of Florida for appointment of a Liquidator or successor Liquidator, and the Judge, acting as an individual and not in his judicial capacity, shall be fully authorized and empowered to appoint and designate a Liquidator or successor Liquidator who shall have all the powers, duties, rights and authority of the Liquidator herein provided.
     16.3. Liquidation. The Liquidator shall give all notices to creditors of the Partnership and shall make all publications required by the Act. In the course of winding up and terminating the business and affairs of the Partnership, the assets of the Partnership (other than cash) shall be sold, its Liabilities and obligations to creditors, including any Partners who made loans to the Partnership as provided in Section 4.4, 4.5 hereof, and all expenses incurred in its liquidation shall be paid, and all resulting items of Partnership income, gain, loss or deduction shall be credited or charged to the Capital Accounts of the Partners in accordance with Article 5. All Partnership property shall be sold upon liquidation of the Partnership and no Partnership property shall be distributed in kind to the Partners. Thereafter, all Partnership assets shall be distributed among all Partners having positive Capital Account balances (as determined after giving effect to all adjustments attributable to allocations of items of profit and loss realized by the Partnership during the Fiscal Year in question (including items of profit and loss realized on the liquidation) and all adjustments attributable to contributions and distributions of money and property effected prior to such distribution), pro rata in accordance with such positive Capital Account balances. This distribution shall be made no later than the end of the fiscal year during which the Partnership is liquidated (or, if later, ninety (90) days after the date on which the Partnership is liquidated). Upon the completion of the liquidation of the Partnership and the distribution of all the Partnership funds, the Partnership shall terminate and the General Partner (or the Liquidator, as the case may be) shall have the authority to execute and record all documents required to effectuate the dissolution and termination of the Partnership. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners may instead be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership property, collecting amounts owed to the Partnership, and paying any contingent or unforeseen Liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement
     16.4. Creation of Reserves. After making payment or provision for payment of all debts and liabilities of the Partnership and all expenses of liquidation, the Liquidator may set up such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership.
     16.5. Final Statement Within a reasonable time following the completion of the liquidation, the Liquidator shall supply to each of the Partners a statement which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation, each Partner’s pro rata portion of distributions under Section 16.3, and the amount retained as reserves by the Liquidator under Section 16.4.

17. POWER OF ATTORNEY
     17.1. General Partner as Attorney-in-Fact. Each Limited Partner hereby makes, constitutes, and appoints the General Partner, with full power of substitution and resubstitution, his true and lawful attorney-in-fact for him and in his name, place, and stead and for his use and benefit to sign, execute, certify, acknowledge, swear to, file, and record (a) this Agreement and all agreements, certificates, instruments, and other documents amending or changing this Agreement as now or hereafter amended which the General Partner may deem necessary, desirable, or appropriate including, without limitation, to reflect (i) the valid exercise by any General Partner of any power granted to it under this Agreement; (ii) any amendments adopted by the Partners in accordance with the terms of this Agreement; (iii) the valid admission of any Substituted Limited Partner or Additional Limited Partner to the Partnership; or (iv) the valid disposition by any Partner of his interest in the Partnership; and (b) any certificates, instruments, or documents as may be required by, or may be appropriate under, the laws of the State of Florida.
     17.2. Nature of Special Power. The power of attorney granted pursuant to this Article 17:
     (a) is a special power of attorney coupled with an interest and is irrevocable;
     (b) may be exercised by any such attorney-in-fact by listing the Limited Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Limited Partners; and
     (c) shall survive the death, disability, legal incapacity, Bankruptcy, insolvency, dissolution, or cessation of existence of a Limited Partner and shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of its interest in the Partnership, except that where the assignment is of such Limited Partner’s entire interest in the Partnership and the assignee, with the consent of the General Partner, is admitted as a Substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.
18. MISCELLANEOUS
     18.1. Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed effective when personally delivered or when placed in the United States mail, registered or certified with return receipt requested, or when sent by prepaid telegram or facsimile followed by confirmatory letter. For purposes of notice, the addresses of the Partners shall be as stated under their names on the attached Exhibit “B”; provided, however, that each Partner shall have the right to change his address with notice hereunder to any other location by the giving of thirty (30) days notice to the General Partner in the manner set forth above.

     18.2. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive federal laws of the United States and the laws of the State of Florida.
     18.3. Attorneys’ Fees. If any litigation is initiated by the Partnership against any Partner or by any Partner against another Partner or the Partnership relating to this Agreement or the subject matter hereof, the Person prevailing in such litigation shall be entitled o recover, in addition to all damages allowed by law and other relief, all court costs and reasonable attorneys’ fees incurred in connection therewith.
     18.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Partners, and their respective heirs, legal representatives, successors and permitted assigns; provided, however, that nothing contained herein shall negate or diminish the restrictions set forth in Articles 13 or 14 hereof.
     18.5. Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner. The failure by any party to specifically enforce any term or provision hereof or any rights of such party hereunder shall not be construed as the waiver by that party of its rights hereunder. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.
     18.6.Time. Time is of the essence with respect to this Agreement.
     18.7. Waiver of Partition. Notwithstanding any statute or principle of law to the contrary, each Partner hereby agrees that, during the term of the Partnership, he or it shall have no right (and hereby waives any right that he or it might otherwise have had) to cause any Partnership property to be partitioned and/or distributed in kind.
     18.8. Entire Agreement. This Agreement contains the entire agreement among the Partners relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated. This Agreement supersedes, amends and restates in its entirety the Original Partnership Agreement.
     18.9. Amendments. Except as otherwise expressly provided in Section 8.4 and this Section 18.9, amendments or modifications may be made to this Agreement only by setting forth such amendments or modifications in a document Approved by the Partners and any alleged amendment or modification herein which is not so documented shall not be effective as to any Partner. The General Partner may, without the consent of any Limited Partner, amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith to reflect:
     (a) a change in the location of the principal place of business of the Partnership not inconsistent with the provisions of Section 3.2, or a change in the registered office or the registered agent of the Partnership;

     (b) admission of a Limited Partner into the Partnership or termination of any Limited Partner’s interest in the Partnership in accordance with this Agreement;
     (c) qualification of the Partnership as a limited partnership under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes, provided, in either case, such action shall not adversely affect any Limited Partner,
     (d) a change (i) that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect; (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute, compliance with any of which the General Partner deems to be in the best interest of the Partnership and the Limited Partners; or (iii) that is required or contemplated by this Agreement;
     (e) an addition to the representations, duties, or obligations of the General Partner, or
     (f) a change to any provision in this Agreement required to be so changed by the staff of the Securities and Exchange Commission or other federal agency or by a State Securities Commissioner or similar official, which change is deemed by such commission, agency or official to be for the benefit or protection of the Limited Partners.
However, no amendment or modification which disproportionately affects the interest of any Partner in the capital, Profits or Losses of, or distributions or allocations with respect to, the Partnership shall be effective as to any Partner unless the same has been set forth in a document duly executed by such Partner.
     18.10. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Partners as expressed herein, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.
     18.11. Gender and Number. Whenever required by the context, as used in this Agreement, the singular number shall include the plural and the neuter shall include the masculine or feminine gender, and vice versa.
     18.12. Exhibits. Each Exhibit to this Agreement is incorporated herein for all purposes.

     18.13. Additional Documents. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.
     18.14. Section Headings. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section.
     18.15. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute but one document.

     IN WITNESS WHEREOF, the Partners have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:	HCA OF FLORIDA, INC.
	By:	/s/ Jeffrey D. Stone
Jeffrey D. Stone, Vice President

LIMITED PARTNER:	BARTOW MEMORIAL HOSPITAL, INC.
	By:	/s/ C. Wayne Gunter
C. Wayne Gunter, Chairman

LIMITED PARTNERSHIP AGREEMENT
OF
COLUMBIA/BARTOW HEALTHCARE SYSTEM, LTD.
(A Florida Limited Partnership)
     This Limited Partnership Agreement (“Agreement”) is entered into effective as of the 30th of May, 1996, by and between HCA OF FLORIDA, INC., a Florida corporation (the “General Partner”) and BARTOW MEMORIAL HOSPITAL, INC., a Florida not-for-profit corporation (the “Limited Partner”). The General Partner and the Limited Partner are collectively referred to herein as the “ Partners.”
W I T N E S S E T H
ARTICLE I
FORMATION, PURPOSES AND POWERS
     Section 1.01. Formation. The Limited Partner and the General Partner have formed the Partnership pursuant to the Florida Revised Uniform Limited Partnership Act (the “Act”). Immediately following execution of this Agreement, the General Partner shall file a Certificate of Limited Partnership in the office of the Secretary of State of the State of Florida. Except as stated in this Agreement, the Act shall govern the rights and liabilities of the Partners.
     Section 1.02. Name and Term. The name of the Partnership is Columbia/Bartow Healthcare System, Ltd. and the business of the Partnership shall be conducted under that name. The term of the Partnership shall begin upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Florida, and shall continue until the date the Partnership is dissolved as provided in Article VII hereof and thereafter, to the extent provided for by applicable law, until wound up and terminated.
     Section 1.03. Principal Office. The principal office of the Partnership where required records will be kept and made available is 1239 East Main Street, Bartow, Florida 33830.
     Section 1.04. Registered Agent and Office. The registered agent of the Partnership shall be CSC/Prentice Hall; the registered office shall be located at 1201 Hayes Street, Tallahassee, Florida 32301. The registered office or the registered agent, or both, may be changed by the General Partner upon filing the statement required by the Act.
     Section 1.05 Purposes. The purposes of the Partnership are to (i) lease and operate Bartow Memorial Hospital, (ii) to apply for and aggressively pursue a Certificate of Need to build a new general acute care hospital that is to be located along US Highway 98 in Bartow, Florida, or such other site as the Partners may agree (the “New Hospital”), and (iii) upon receipt of such Certificate of Need, to construct and equip and thereafter own and operate the New Hospital.

ARTICLE V
RIGHTS, OBLIGATIONS AND INDEMNIFICATION
OF THE GENERAL PARTNER
     Section 5.01. Rights of the General Partner as Manager. The General Partner shall have full, exclusive and complete discretion to manage and control, and shall make all decisions and take any necessary or appropriate actions in connection with, the Partnership’s business, except as limited by applicable law.
     Section 5.02. Obligations of the General Partner. The General Partner shall devote only such part of its time to the Partnership as may be required to manage and supervise the Partnership business and affairs. The General Partner may engage in or possess interests in other business ventures of every nature and description, independently and with others, whether such activities are competitive with the Partnership or otherwise without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner.
     Section 5.02. Indemnification of the General Partner.
     (a) The Partnership; its receiver, or its trustee shall indemnify, hold harmless, and pay all judgments and claims against the General Partner relating to any liability or damage incurred or suffered by the General Partner by reason of any act performed or omitted to be performed by the General Partner or its agents or employees in connection with the Partnership’s business, including, without limitation, reasonable attorneys’ fees incurred by the General Partner in connection with the defense of any claim or action based on any such act or omission, except to the extent indemnification is prohibited by law.
     (b) Any indemnification required herein to be made by the Partnership, its receiver, or its trustee shall be made promptly following the fixing of any loss, liability, or damage incurred or suffered. If, at any time, the Partnership has insufficient funds to provide such indemnification as herein provided, it shall provide such indemnification if and as the Partnership generates sufficient funds, and prior to any distribution to the Partners.
ARTICLE VI
RIGHTS AND STATUS OF LIMITED PARTNER
     Section 6.01. Rights: Limits on Liability. The Limited Partner shall have the rights and the status of a limited partner under the Act. The Limited Partner shall not take part in the management or control of the Partnership business, or sign for or bind the Partnership, such powers being vested exclusively in the General Parmer. Except as provided in the Act, the Limited Partner shall have no personal liability whatever, whether to the Partnership, the General Partner or any creditor of the Partnership, for the debts of the Partnership or any of its losses.

     Section 6.02. Admission of Additional Partners. The General Partner is authorized to issue additional limited partnership interests in the Partnership and to admit additional limited partners to the Partnership. The General Partner shall have complete discretion in determining the consideration and the terms and conditions with respect to the Partnership admitting additional limited partners.
ARTICLE VII
DISSOLUTION AND TERMINATION
     The Partnership shall be dissolved upon the earlier of the occurrence of any event that would require the Partnership to be dissolved under the Act or December 31, 2050; in such event, the partners may agree in writing to reconstitute the Partnership. In addition, the Partnership shall automatically dissolve on September 30, 1996, in the event that the General Partner and the Limited Partner have not executed and delivered the Definitive Agreement contemplated by that certain Letter of Intent dated as of February 21, 1996, by and between Columbia/HCA Healthcare Corporation and the Limited Partner. If the Partnership is dissolved and is not reconstituted, the General Partner shall commence to wind up the affairs of the Partnership and to distribute the Partnership’s assets in accordance with the Act.
ARTICLE VIII
MISCELLANEOUS
     Section 8:01. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive federal laws of the United States and the laws of the State of Florida.
     Section 8.02. Attorneys’ Fees. If any litigation is initiated by the Partnership against any Partner or by any Partner against another Partner or the Partnership relating to this Agreement or the subject matter hereof, the prevailing party in such litigation shall be entitled to recover, in addition to all damages allowed by law and other relief, all court costs and reasonable attorneys’ fees incurred in connection therewith.
     Section 8.03. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, legal representatives, successors and assigns.
     Section 8.04. Amendments. Amendments or modifications may be made to this Agreement only by setting forth such amendments or modifications in a document duly executed by the General Partner and the Limited Partner.

     IN WITNESS WHEREOF, the Partners have executed this Limited Partnership Agreement effective as of the date and year first above written.

GENERAL PARTNER:	HCA OF FLORIDA, INC.

By:	/s/ Rachel A. Seifert
Name: Rachel A. Seifert
	Title:	Vice President

LIMITED PARTNER:	BARTOW MEMORIAL HOSPITAL, INC.

By:	/s/ C. Wayne Gunter
Title: Chairman